As filed with the Securities and Exchange Commission on November 9, 2004
                                                     Registration No. 333-117752
                                                                   333-117752-01
                                                                   333-117752-02
                                                                   333-117752-03
                                                                   333-117752-04
                                                                   333-117752-05
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             ----------------------

MORGAN STANLEY                           DELAWARE                 36-3145972
MORGAN STANLEY CAPITAL TRUST VI          DELAWARE                 13-7308501
MORGAN STANLEY CAPITAL TRUST VII         DELAWARE                 13-7308503
MORGAN STANLEY CAPITAL TRUST VIII        DELAWARE                 20-1390869
MORGAN STANLEY CAPITAL TRUST IX          DELAWARE                 20-1391139
MORGAN STANLEY CAPITAL TRUST X           DELAWARE                 20-1391361
(Exact name of each Registrant        (State or other          (I.R.S. Employer
  as specified in its charter)        jurisdiction of           Identification
                                      incorporation or              Number)
                                        organization)

                             ----------------------

                                  1585 Broadway
                            New York, New York 10036
                                 (212) 761-4000
    (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                             ----------------------

                             Ronald T. Carman, Esq.
                           Vice President, Counsel and
                               Assistant Secretary
                                 Morgan Stanley
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 761-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies To:
  Joseph W. Armbrust, Esq.                               John M. Brandow, Esq.
Sidley Austin Brown & Wood LLP                          Davis Polk & Wardwell
    787 Seventh Avenue                                   450 Lexington Avenue
 New York, New York 10019                              New York, New York 10017

                             ----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                             Proposed maximum          Proposed maximum
 Title of each class of securities       Amount to          offering price per        aggregate offering           Amount of
         to be registered              be registered           security (1)               price (1)             registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Debt Securities (2)
Morgan Stanley Warrants (3).......
Morgan Stanley Preferred Stock (4)
Morgan Stanley Depositary Shares
(5)...............................
Morgan Stanley Common Stock
(including preferred stock
purchase rights) (6)(7)...........
Morgan Stanley Purchase Contracts
(8)...............................
Morgan Stanley Units (9)..........
Morgan Stanley Capital Trust VI       $25,000,000,000
Capital Securities (10)...........       (11)(12)                  100%                $25,000,000,000          $3,167,500 (14)
Morgan Stanley Capital Trust VII
Capital Securities (10)...........
Morgan Stanley Capital Trust VIII
Capital Securities (10)...........

------------------------------------------------------------------------------------------------------------------------------------
                                                             Proposed maximum          Proposed maximum
 Title of each class of securities       Amount to          offering price per        aggregate offering           Amount of
         to be registered              be registered           security (1)               price (1)             registration fee
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Capital Trust IX
Capital Securities (10)...........
Morgan Stanley Capital Trust X
Capital Securities (10)...........
Guarantees of Morgan Stanley with
respect to Capital Securities (13)
------------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for purposes of calculating the registration fee.

(2) There is being registered hereby such indeterminate principal amount of Debt Securities as may be issued from time to time at indeterminate prices.

(3) There is being registered hereby such indeterminate number of Warrants as may be issued at indeterminate prices. Such Warrants may be issued together with any Debt Securities, Purchase Contracts, Preferred Stock or Common Stock or any combination of such securities. Warrants may be exercised to purchase or sell (i) securities issued by Morgan Stanley or by an entity affiliated or not affiliated with Morgan Stanley, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.

(4) There is being registered hereby such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices. There is also being registered hereby such indeterminate number of shares of Preferred Stock as may from time to time be issued upon conversion, exercise or exchange of Debt Securities, Warrants or Purchase Contracts registered hereby.

(5) There is being registered hereby such indeterminate number of Depositary Shares as may be issued in the event that Morgan Stanley elects to offer fractional or multiple interests in shares of the Preferred Stock registered hereby.

(6) There is being registered hereby such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices. There is also being registered hereby such indeterminate number of shares of Common Stock as may from time to time be issued upon conversion, exercise or exchange of Debt Securities, Preferred Stock, Warrants or Purchase Contracts registered hereby.

(7) This Registration Statement also covers the preferred stock purchase rights associated with the shares of Common Stock. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the shares of Common Stock. The value attributable to such rights, if any, is reflected in the market price of the Common Stock.

(8) There is being registered hereby such indeterminate number of Purchase Contracts as may be issued at indeterminate prices. Such Purchase Contracts may be issued together with any Debt Securities, Warrants, Preferred Stock or Common Stock or any combination of such securities. Purchase Contracts may require the holders thereof to purchase or sell (i) securities issued by Morgan Stanley or by an entity affiliated or not affiliated with Morgan Stanley, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.

(9) There is being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of one or more Purchase Contracts, Warrants, Debt Securities, Preferred Stock or Common Stock or any combination of such securities.

(10) There is being registered hereby such indeterminate number of Capital Securities of Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII, Morgan Stanley Capital Trust VIII, Morgan Stanley Capital Trust IX and Morgan Stanley Capital Trust X (collectively, the "Trusts") as may from time to time be issued by the Trusts at indeterminate prices and such indeterminate principal amount of Debt Securities as may be issued and sold by Morgan Stanley to any of the Trusts in connection with the issuances of the Capital Securities, in which event such Debt Securities may later be distributed for no additional consideration to the holders of the Capital Securities of such Trusts upon a dissolution of such Trusts and the distribution of the assets thereof.

(11) This Registration Statement also relates to offers and sales of Debt Securities, Warrants, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Units and Capital Securities (collectively, "Securities") in connection with market-making transactions by and through affiliates of the Registrants (subject, with respect to Preferred Stock, Depositary Shares, Common Stock and Capital Securities, to obtaining any necessary approval of the New York Stock Exchange, Inc. in connection with market-making transactions by and through Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc.).

(12) Or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $25,000,000,000 to the Registrants or, if any Securities are issued with an offering price payable in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to $25,000,000,000 at the time of initial offering.

(13) No additional consideration will be received for the Morgan Stanley Guarantees with respect to the Capital Securities.

(14) $126,700 was paid in connection with the initial filing of this Registration Statement.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to Section 8(a), may determine.


     Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectuses filed as part of this Registration Statement also relate to $452,274,876 of securities registered and remaining unissued under a Registration Statement on Form S-3, File No. 333-106789, previously filed by Morgan Stanley, Morgan Stanley Capital Trust VI and Morgan Stanley Capital Trust VII on July 3, 2003 and declared effective on August 26, 2003.


================================================================================

                                EXPLANATORY NOTE

     This registration statement contains:

     o a prospectus to be used by Morgan Stanley in connection with offerings of its debt securities, units, warrants, purchase contracts, preferred stock and common stock; and

     o    a prospectus to be used in connection with offerings of:

          o the capital securities of Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII, Morgan Stanley Capital Trust VIII, Morgan Stanley Capital Trust IX and Morgan Stanley Capital Trust X (the "Capital Securities");

          o    the junior subordinated debentures of Morgan Stanley; and

          o    the guarantees of Morgan Stanley of the Capital Securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS (Subject to Completion, Issued  November 9, 2004)








                                [GRAPHIC OMITTED]
                                 DEBT SECURITIES
                                      UNITS
                                    WARRANTS
                               PURCHASE CONTRACTS
                                 PREFERRED STOCK
                                  COMMON STOCK

                               ------------------

     We, Morgan Stanley, may offer from time to time debt securities, units, warrants, purchase contracts, preferred stock and common stock. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

                               ------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------







                                 MORGAN STANLEY


              , 2004

You should rely on the information we incorporate by reference or provide in this prospectus or the relevant prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. Except as we indicate under the headings "Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends," "Morgan Stanley" and "Use of Proceeds," the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley excluding its consolidated subsidiaries.

                                    SUMMARY


     We, Morgan Stanley, may offer any of the following securities: debt securities, units, warrants, purchase contracts, preferred stock and common stock. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement. We may offer up to $25,452,274,876 aggregate offering price of the securities, subject to reduction on account of the sale of capital securities under the registration statement of which this prospectus is a part.



Debt Securities.............    Our   debt   securities   may   be   senior   or
                                subordinated  in priority  of  payment.  We will
                                provide a prospectus  supplement  that describes
                                the ranking, whether senior or subordinated, the
                                specific  designation,  the aggregate  principal
                                amount,  the purchase price,  the maturity,  the
                                redemption terms, the interest rate or manner of
                                calculating  the  interest  rate,  the  time  of
                                payment of  interest,  if any, the terms for any
                                conversion  or  exchange,  including  the  terms
                                relating to the  adjustment of any conversion or
                                exchange  mechanism,  the listing,  if any, on a
                                securities exchange and any other specific terms
                                of  the  debt   securities.

                                The senior and subordinated debt securities will be issued under separate indentures between us and a U.S. banking institution as trustee. Neither of the indentures that govern our debt securities limits the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the indentures under the heading "Description of Debt Securities." We encourage you to read the indentures, which are exhibits to our registration statement.

Units.......................    We  may  sell  any   combination   of  warrants,
                                purchase  contracts,  shares of preferred stock,
                                shares  of  common  stock  and  debt  securities
                                issued by us, or debt  obligations  of an entity
                                affiliated or not affiliated with us together as
                                units.  In  a  prospectus  supplement,  we  will
                                describe the particular combination of warrants,
                                purchase  contracts,  shares of preferred stock,
                                shares  of  common  stock  and  debt  securities
                                issued by us, or debt  obligations  of an entity
                                affiliated   or   not    affiliated    with   us
                                constituting any units and any other specific terms of the units.

Warrants....................    We may sell warrants to purchase or sell:

                                   o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above,

                                   o    currencies, or

                                   o    commodities.

                                In a prospectus supplement, we will inform you of the
                                exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities, currencies or commodities, or their cash value.

Purchase Contracts..........    We may sell  purchase  contracts  requiring  the
                                holders to purchase or sell:

                                   o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above,

                                   o    currencies, or

                                   o    commodities.

                                In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under any purchase contracts by delivering the underlying securities, currencies or commodities or their cash value.

Form........................    We may issue debt  securities,  units,  warrants
                                and purchase contracts in fully registered form or in bearer form and, in either case, in definitive form or global form.

Preferred Stock.............    We may sell our preferred stock, par value $0.01
                                per  share,   in  one  or  more  series.   In  a
                                prospectus  supplement,  we  will  describe  the
                                specific  designation,  the aggregate  number of
                                shares  offered,  the dividend rate or manner of
                                calculating  the  dividend  rate,  the  dividend
                                periods or manner of  calculating  the  dividend
                                periods,  the stated  value of the shares of the
                                series,  the voting  rights of the shares of the
                                series,  whether  or not and on what  terms  the
                                shares  of the  series  will be  convertible  or
                                exchangeable,  whether  and on what terms we can
                                redeem the shares of the series, whether we will
                                offer depositary shares  representing  shares of
                                the series and if so, the  fraction  or multiple
                                of a share of  preferred  stock  represented  by
                                each depositary share,  whether we will list the
                                preferred  stock  or  depositary   shares  on  a
                                securities exchange and any other specific terms of the series of preferred stock.

Common Stock................    We may sell our common  stock,  par value  $0.01
                                per share, and the associated preferred stock purchase rights. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Terms Specified in
Prospectus Supplements......    When we decide to sell particular securities, we
                                will prepare a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

                                We will offer our debt securities, warrants, purchase contracts, units, preferred stock and common stock to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

                                In any prospectus supplement we prepare, we will provide the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States will include Morgan Stanley & Co. Incorporated and/or Morgan Stanley DW Inc. and any outside the United States will include Morgan Stanley & Co. International Limited or other affiliates of ours.

Structural Subordination;
Our Receipt of Cash from
Our Subsidiaries May Be
Restricted..................    The   securities   are   unsecured   senior   or
                                subordinated obligations of ours, but our assets
                                consist primarily of equity in our subsidiaries.
                                As a result, our ability to make payments on our
                                debt  securities  and/or  pay  dividends  on our
                                preferred  stock and common  stock  depends upon
                                our  receipt of  dividends,  loan  payments  and
                                other funds from our subsidiaries.  In addition,
                                if any of our  subsidiaries  becomes  insolvent,
                                the direct  creditors  of that  subsidiary  will
                                have a prior claim on its assets, and our rights
                                and the rights of our creditors,  including your
                                rights  as an  owner  of  our  debt  securities,
                                units, warrants,  purchase contracts,  preferred
                                stock or common  stock,  will be subject to that
                                prior  claim,   unless  we  are  also  a  direct
                                creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

                                In addition,  various  statutes and  regulations
                                restrict some of our subsidiaries from paying dividends or making loans or advances to us. These restrictions could prevent those subsidiaries from paying the cash to us that we need in order to pay you. These restrictions include:

                                   o the net capital requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of some exchanges and other regulatory bodies, which apply to some of our principal subsidiaries, such as
                                        Morgan   Stanley  &  Co.

                                        Incorporated,   Morgan   Stanley  &  Co.
                                        International Limited and Morgan Stanley
                                        DW Inc., and

                                   o banking regulations, which apply to Discover Bank, a Delaware chartered bank, and other bank subsidiaries of ours.


Market-making by Our
Affiliates..................    Following   the  initial   distribution   of  an
                                offering  of  securities,  Morgan  Stanley & Co.
                                Incorporated, Morgan Stanley & Co. International
                                Limited,   Morgan  Stanley  DW  Inc.  and  other
                                affiliates  of ours may  offer  and  sell  those
                                securities in the course of their  businesses as
                                broker dealers,  subject,  in the case of common
                                stock, preferred stock and depositary shares, to
                                obtaining any necessary approval of the New York
                                Stock Exchange, Inc. for any of these offers and
                                sales our  United  States  affiliates  may make.
                                Morgan  Stanley  &  Co.   Incorporated,   Morgan
                                Stanley  &  Co.  International  Limited,  Morgan
                                Stanley DW Inc. and other affiliates of ours may
                                act  as  a   principal   or   agent   in   these
                                transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC's website is http://www.sec.gov. You can find information we have filed with the SEC by reference to file number 1-11758.


     This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol "MWD." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

     The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed) until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:


     o Annual Report on Form 10-K for the fiscal year ended November 30, 2003, as amended by the Annual Report on Form 10-K/A filed on October 15, 2004;

     o Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004 and May 31, 2004, each as amended by Quarterly Reports on Form 10-Q/A filed on October 15, 2004;

     o    Quarterly Report on Form 10-Q for the quarter ended August 31, 2004;

     o Current Reports on Form 8-K dated December 8, 2003, December 18, 2003, January 7, 2004, January 14, 2004, January 23, 2004, March 18, 2004,
          March 26, 2004,  June 22, 2004,  July 22,  2004,  September  22, 2004,
          October 8, 2004 and October 28, 2004 (the Current Report dated October 28, 2004 updates the historical financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended November 30, 2003 and Quarterly Reports on Form 10-Q/A for the periods ended February 29, 2004 and May 31, 2004 for certain discontinued operations);


     o description of our common stock in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on January 15, 1993, as amended by the description contained in the Forms 8 dated February 11, February 21 and February 22, 1993; and

     o description of the Rights Plan (as defined below under "Description of Capital Stock--The Rights Plan"), contained in our Registration Statement on Form 8-A dated April 25, 1995 filed with the SEC pursuant to Section 12 of the Exchange Act and as amended by Forms 8-A/A dated May 4, 1995 and June 29, 1999, as further amended by the amendment, dated February 4, 1997, to the Rights Plan (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated February 4,
          1997) and the second amendment, dated June 15, 1999, to the Rights Plan (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated June 15, 1999).

     You can request a copy of these documents, excluding exhibits not specifically incorporated by reference into these documents, at no cost, by writing or telephoning us at the following address:

                                  Morgan Stanley
                                  1585 Broadway
                                  New York, New York 10036
                                  Attention: Investor Relations
                                  (212) 761-4000

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
           AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.



                                     Nine Months Ended                       Fiscal Year
                                   ------------------------  ------------------------------------------------
                                    August 31,  August 31,
                                       2004       2003        2003      2002      2001       2000      1999
                                       ----       ----        ----      ----      ----       ----      ----
Ratio of earnings to fixed
   charges....................          1.5        1.4         1.4       1.4       1.3        1.5       1.6
Ratio of earnings to fixed
   charges and preferred
   stock dividends............          1.5        1.4         1.4       1.4       1.3        1.5       1.6


     For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings are the sum of:

     o    income before income taxes and losses from  unconsolidated  investees;
          and

     o    fixed charges;

     less:

     o    dividends on preferred securities subject to mandatory redemption.


     Income before income taxes for the nine month periods ended August 31, 2004 and 2003 does not include (loss)/gain on discontinued operations. Income before income taxes for fiscal 2001 does not include a cumulative effect of accounting change.


     For purposes of calculating both ratios, fixed charges are the sum of:

     o    interest cost, including interest on deposits;

     o    dividends on preferred securities subject to mandatory redemption; and

     o that portion of rent expense estimated to be representative of the interest factor.

     The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

                                 MORGAN STANLEY

     Morgan Stanley is a global financial services firm that maintains leading market positions in each of its business segments--institutional securities, individual investor group, investment management and credit services.

     Morgan Stanley's institutional securities business segment includes:

     o Investment banking, including securities underwriting and distribution and financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance.

     o Sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products, including foreign exchange and commodities.

     o Other activities, such as principal investing, including real estate investment vehicles, and aircraft financing.

     Morgan Stanley's individual investor group business segment includes:

     o Comprehensive financial planning, investment advisory and brokerage services designed to accommodate individual investment goals and risk profiles.

     Morgan Stanley's investment management business segment includes:

     o Global asset management products and services for individual and institutional investors, through three principal distribution channels: a proprietary channel consisting of Morgan Stanley's financial advisors and investment representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and Morgan Stanley's institutional channel.

     o    Private equity activities.

     Morgan Stanley's credit services business segment includes:


     o Discover Network, which offers Discover(R)-branded cards and other consumer finance products and services.


     o Discover Business Services, a network of merchant and cash access locations primarily in the United States.

     o    Consumer   Banking  Group   International,   which   includes   Morgan
          Stanley-branded  cards  and  personal  loan  products  in  the  United
          Kingdom.

     Morgan Stanley is a holding company that provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals, through its subsidiaries and affiliates. Morgan Stanley conducts its business from its headquarters in New York City, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and other world financial centers. Morgan Stanley was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924.

     Morgan Stanley's principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. Under this heading, "Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends" and "Use of Proceeds," the terms "Morgan Stanley," "we," "us" and "our" include Morgan Stanley and its consolidated subsidiaries.

                                 USE OF PROCEEDS

     Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

     o    additions to working capital;

     o    the redemption of outstanding preferred stock;

     o    the repurchase of outstanding common stock; and

     o    the repayment of indebtedness.

     We anticipate that we will raise additional funds from time to time through
equity  or  debt  financing,   including   borrowings   under  revolving  credit
agreements, to finance our businesses worldwide.


                         DESCRIPTION OF DEBT SECURITIES

Debt May Be Senior or Subordinated

     We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt, will be issued under our Senior Debt Indenture, as defined below, and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt, will be issued under our Subordinated Debt Indenture, as defined below, and will be subordinate and junior in right of payment, as set forth in the Subordinated Debt Indenture, to all of our "senior indebtedness," which is defined in our Subordinated Debt Indenture. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to our Senior Debt Indenture and our Subordinated Debt Indenture individually as an "indenture" and collectively as the "indentures."


     We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the applicable indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement. The indentures are substantially identical, except for the provisions relating to Morgan Stanley's negative pledge, which are included in the Senior Debt Indenture only, the provisions relating to subordination and the shorter list of events of default under the Subordinated Debt Indenture.


Payments

     We may issue debt securities from time to time in one or more series. The provisions of each indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

     Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

     The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

     o classification as senior or subordinated debt securities and the specific designation;

     o    aggregate principal amount, purchase price and denomination;

     o currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

     o    date of maturity;


     o the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

     o    whether interest will be payable in cash or payable in kind;


     o    the interest payment dates, if any;

     o the place or places for payment of the principal of and any premium and/or interest on the debt securities;

     o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

     o whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

     o whether we will issue the debt securities in definitive form and under what terms and conditions;

     o the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

     o information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

     o any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

     o    any  applicable   United  States  federal  income  tax   consequences,
          including:

          o whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

          o tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

          o tax considerations applicable to any debt securities denominated and payable in foreign currencies; and


     o any other specific terms of the debt securities, including any additions, modifications or deletions in the defaults, events of default or covenants, and any terms required by or advisable under applicable laws or regulations.


Registration and Transfer of Debt Securities

     Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

     Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

Indentures


     Debt securities that will be senior debt will be issued under a Senior Indenture dated as of November 1, 2004 between Morgan Stanley and JPMorgan Chase Bank, as trustee. We call that indenture, as it may be supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and J.P. Morgan Trust Company, National Association, as trustee. We call that indenture, as it may be supplemented from time to time, the Subordinated Debt Indenture. We refer to JPMorgan Chase Bank and J.P. Morgan Trust Company, National Association, individually as a "trustee" and collectively as the "trustees."


Subordination Provisions


     Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of our senior indebtedness. The Subordinated Debt Indenture defines senior indebtedness as (i) obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations and (ii) if provided in the supplemental indenture under which a series of debt securities is issued or in the form of debt security for such series, any additional obligations that Morgan Stanley determines to include within the definition of senior indebtedness in order to assure that the debt securities of such series will be accorded the regulatory capital recognition desired by Morgan Stanley in accordance with Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, or any other rule or regulation governing the definition of capital that is applicable to Morgan Stanley or its affiliates. Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 1.01).


     The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

     o of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

     o that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

     o that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 13.01).


     We currently have outstanding subordinated debt securities, which were issued under an amended and restated subordinated indenture, dated May 1, 1999, between us and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., successor to The First National Bank of Chicago) as trustee, with terms and conditions substantially similar to those of the subordinated debt securities described in this prospectus. At August 31, 2004, there was $4 billion aggregate principal amount of such subordinated debt securities outstanding. Those subordinated debt securities contain certain acceleration provisions that could be triggered prior to the acceleration provisions of the subordinated debt securities described in this prospectus. Accordingly, the outstanding amount of those subordinated debt securities could become due and payable by acceleration prior to the subordinated debt securities described in this prospectus.


Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions

     Negative Pledge. Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the Senior Debt Indenture limit our ability to pledge some of these securities. The Senior Debt Indenture provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Senior Debt Indenture on:

     o the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc., Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the "principal subsidiaries," or

     o    the  voting  securities  of  a  subsidiary  that  owns,   directly  or
          indirectly,   the   voting   securities   of  any  of  the   principal
          subsidiaries, other than directors' qualifying shares,

without making effective provisions so that the debt securities issued under the Senior Debt Indenture will be secured equally and ratably with indebtedness so secured.

     For these purposes, "subsidiary" means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and "voting securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened. (Senior Debt Indenture, Section 3.06).

     The   Subordinated   Debt  Indenture  does  not  include   negative  pledge
provisions.

     Merger, Consolidation, Sale, Lease or Conveyance. Each indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

     o    we will be the continuing corporation; or

     o the successor corporation or person that acquires all or substantially all of our assets:

     o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

     o will expressly assume all of our obligations under the indenture and the debt securities issued under the indenture; and

     o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture applicable to us. (Indentures, Section 9.01).

     Absence of Protections against All Potential Actions of Morgan Stanley. There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Morgan Stanley or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Events of Default


     The indentures provide holders of debt securities with remedies if we fail to perform specific obligations or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

     An event of default is defined under the Senior Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:


     o default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

     o default for 30 days in payment of any interest on any debt securities of that series;


     o    default  for  60  days  after  written  notice  in the  observance  or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of "event of default");

     o    events of bankruptcy, insolvency or reorganization; or

     o any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Senior Debt Indenture, Section 5.01).

     An event of default is defined under the Subordinated Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

     o    events of bankruptcy, insolvency or reorganization; or

     o any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.01).

     Unless otherwise stated in the applicable prospectus supplement, the debt securities issued under either indenture will not have the benefit of any cross-default or cross-acceleration provisions with our other indebtedness.

     Acceleration of Debt Securities upon an Event of Default.

     The Senior Debt Indenture provides that:

     o if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of Morgan Stanley applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and


     o if an event of default due to a default in the performance of any other covenants or agreements in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Senior Debt Indenture, Section 5.01).

     The Subordinated Debt Indenture provides that:

     o if an event of default applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

     o    if an  event  of  default  due  to  specified  events  of  bankruptcy, insolvency or reorganization of Morgan Stanley, occurs and is continuing, or if an event of default applicable to all outstanding debt securities issued under that indenture is provided in the supplemental indenture under which such series of debt securities is issued or in the form of debt securities for such series and such event of default has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Subordinated Debt Indenture, Section 5.01).


     Annulment of Acceleration and Waiver of Defaults.


     The Senior Debt Indenture provides that:

     In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities. (Senior Debt Indenture, Section 5.01).

     Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which an event of default has occurred and is continuing, voting as one class, may waive any past default or event of default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected. (Senior Debt Indenture, Section 5.10).

     The Subordinated Debt Indenture provides that:

     In some circumstances, if any and all Defaults (as defined below) under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities. (Subordinated Debt Indenture, Section 5.01).

     Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which a Default has occurred and is continuing, voting as one class, may waive any past Default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected. (Subordinated Debt Indenture, Section 5.10).

     Defaults. In the case of the Subordinated Debt Indenture, a Default is defined, with respect to any series of debt securities issued under that indenture, as being:

     o default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

     o default for 30 days in payment of any interest on any debt securities of that series;

     o    default  for  60  days  after  written  notice  in the  observance  or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of "event of default" or "Default");

     o    an event of default with respect such series of debt securities; or

     o    any other Default provided in the  supplemental  indenture under which
          that  series  of  debt  securities  is  issued.   (Subordinated   Debt
          Indenture, Section 5.06).

     There will be no event of default, and therefore no right of acceleration, in the case of a default in the performance of any covenant or obligation with respect to the debt securities issued under the Subordinated Debt Indenture, including a default in the payment of principal or interest. If a default in the payment of principal of, or any interest on, any series of debt securities issued under the Subordinated Debt Indenture occurs and is continuing and we fail to pay the full amount then due and payable with respect to all debt securities of the affected series immediately upon the demand of the trustee, the trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. (Subordinated Debt Indenture, Section 5.02). If any Default occurs and is continuing, the trustee may pursue legal action to enforce the performance of any provision in the indenture to protect the rights of the trustee and the holders of the debt securities issued under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 5.04).


     Indemnification of Trustee for Actions Taken on Your Behalf. Each indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any trust or power at the request of holders. (Indentures, Section 6.02). Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Indentures, Section 5.09).

     Limitation on Actions by You as an Individual Holder. Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     o the holder must have previously given written notice to the trustee of the continuing default;

     o the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

     o the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     o the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (Indentures, Sections 5.06 and 5.09).

     Annual Certification. Each indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (Indentures, Section 3.05).

Discharge, Defeasance and Covenant Defeasance

     We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions. (Indentures, Section 10.01).

     Discharge of Indenture. If at any time we have:

     o paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

     o delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

     o irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities;


and if, in any such case, we also pay or cause to be paid all other sums payable by us under the indenture with respect to the securities of such series, then the indenture shall cease to be of further effect with respect to the securities of such series, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.


     Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as "defeasance."


     We may be released with respect to any outstanding series of debt securities from the obligations imposed by Sections 3.06 (in the case of the Senior Debt Indenture) and 9.01, which sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default or a Default. Discharge under those procedures is called "covenant defeasance."


     Defeasance or covenant defeasance may be effected only if, among other things:

     o We irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.

     o We deliver to the relevant trustee an opinion of counsel to the effect that:

          o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

          o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

          In the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

     o    In the case of the Subordinated Debt Indenture:

          o no event or condition will exist that, under the provisions described under "--Subordination Provisions" above, would prevent us from making payments of principal or interest on the subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

          o we deliver to the trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (i) the trust funds will not be subject to any rights of holders of senior indebtedness and (ii) after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds. (Subordinated Debt Indenture, Section 10.01).

Modification of the Indentures

     Modification Without Consent of Holders. We and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:

     o    secure any debt securities;

     o    evidence the assumption by a successor corporation of our obligations;

     o    add covenants for the protection of the holders of debt securities;

     o    cure any ambiguity or correct any inconsistency;

     o    establish the forms or terms of debt securities of any series; or

     o evidence the acceptance of appointment by a successor trustee. (Indentures, Section 8.01).

     Modification with Consent of Holders. We and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

     o    extend the final maturity of the principal;

     o    reduce the principal amount;

     o    reduce the rate or extend the time of payment of interest;

     o    reduce any amount payable on redemption;

     o change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

     o modify or amend the provisions for conversion of any currency into another currency;

     o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     o alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of Morgan Stanley or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

     o alter certain provisions of the relevant indenture relating to debt securities not denominated in U.S. dollars;

     o impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

     o reduce the percentage of debt securities the consent of whose holders is required for modification of the relevant indenture. (Indentures, Section 8.02).

     Modification of Subordination Provisions. We may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding. (Subordinated Debt Indenture, Section 8.06).

Concerning Our Relationship with the Trustees

     We and our subsidiaries maintain ordinary banking relationships and credit facilities with JPMorgan Chase Bank, which is an affiliate of J.P. Morgan Trust Company, National Association.

Governing Law

     The debt securities and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.


                              DESCRIPTION OF UNITS

     Units will consist of any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us. The applicable prospectus supplement will also describe:

     o the designation and the terms of the units and of any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us constituting the units, including whether and under what circumstances the warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us may be traded separately;

     o    any additional terms of the governing Unit Agreement;

     o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us constituting the units; and

     o    any applicable United States federal income tax consequences.

     The terms and conditions described under "Description of Debt Securities," "Description of Warrants," "Description of Purchase Contracts," "Description of Capital Stock--Offered Preferred Stock" and "Description of Capital Stock--Offered and Existing Common Stock" and those described below under "--Significant Provisions of the Unit Agreement" and "--Significant Provisions of the Unit Agreement Without Holders' Obligations" will apply to each unit and to any warrants, purchase contracts, shares of preferred stock, shares of common stock or debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us included in each unit, unless otherwise specified in the applicable prospectus supplement.

     We will issue the units under one or more Unit Agreements, each referred to as a Unit Agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement. Units that include purchase contracts that are all pre-paid purchase contracts, as defined below under "Description of Purchase Contracts," will be governed by one or more Unit Agreements designed for units where the holders do not have any further obligations under the purchase contracts, each referred to as a Unit Agreement Without Holders' Obligations. We have filed the forms of Unit Agreement and Unit Agreement Without Holders' Obligations as exhibits to the registration statement. Although we have described below the material provisions of the Unit Agreement, the Unit Agreement Without Holders' Obligations and the units, these descriptions are not complete, and you should review the detailed provisions of the Unit Agreement and Unit Agreement Without Holders' Obligations for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

     Obligations of Unit Holder. Under the terms of the Unit Agreement, each owner of a unit:

     o    consents to and agrees to be bound by the terms of the Unit Agreement;

     o appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest, except in the case of pre-paid purchase contracts, which require no further performance by the owner; and

     o irrevocably agrees to be a party to and be bound by the terms of any purchase contract, other than a pre-paid purchase contract issued pursuant to an indenture, included in the unit in which that owner has an interest.

     Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the Unit Agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the Unit Agreement.

     Remedies. Upon the acceleration of the debt securities constituting any units, our obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

     Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the Unit Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the Unit Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

     o in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the indenture have been complied with; and

     o in the case of a failure by Morgan Stanley to observe or perform any of its obligations under the Unit Agreement relating to any purchase contracts, other than pre-paid purchase contracts, included in the unit, unless:

          o owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the Unit Agreement and (b) offered the unit agent reasonable indemnity;

          o the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

          o the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right. Purchase contract property is defined under "Description of Purchase Contracts" below.

     Negative Pledge. Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the Unit Agreement limit our ability to pledge some of these securities. The Unit Agreement provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Unit Agreement on:

          (1) the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc., Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the "principal subsidiaries," or

          (2) the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors' qualifying shares,

without making effective provisions so that the units and the securities constituting the units under the Unit Agreement will be secured equally and ratably with indebtedness so secured.

     For these purposes, "subsidiary" means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and "voting securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened.

     Absence of Protections Against All Potential Actions of Morgan Stanley. There are no covenants or other provisions in the Unit Agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction.

     Modification Without Consent of Holders. We and the unit agent may amend or supplement the Unit Agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders:

     o    to evidence the assumption by a successor of our covenants;

     o to evidence the acceptance of appointment by a successor agent or collateral agent;

     o    to add covenants for the protection of the holders of the units;

     o to comply with the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act or the Investment Company Act of 1940, as amended;

     o    to cure any ambiguity;

     o    to correct or supplement any defective or inconsistent provision; or

     o in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

     Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the Unit Agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make the following first three modifications without the consent of the holder of each outstanding purchase contract included in units and may not make the following last two modifications without the consent of the holder of each outstanding unit affected by the modification that:

     o impair the right to institute suit for the enforcement of any purchase contract;

     o materially adversely affect the holders' rights and obligations under any purchase contract;

     o reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the Unit Agreement relating to those purchase contracts or for the waiver of any defaults under the Unit Agreement relating to those purchase contracts;

     o materially adversely affect the holders' units or the terms of the Unit Agreement (other than terms related to the first three clauses above); or

     o reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the Unit Agreement (other than terms related to the first three clauses above).

     Modifications of any debt securities or pre-paid purchase contracts issued pursuant to an indenture included in units may only be made in accordance with the applicable indenture, as described under "Description of Debt Securities--Modification of the Indentures." Modifications of any warrants included in units may only be made in accordance with the terms of the warrant agreement as described under "Description of Warrants--Significant Provisions of the Warrant Agreement."

     Merger, Consolidation, Sale, Lease or Conveyance. The Unit Agreement provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

     o    we will be the continuing corporation; or

     o the successor corporation or person that acquires all or substantially all of our assets:

          o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

          o will expressly assume all of our obligations under the Unit Agreement; and

     o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Unit Agreement applicable to us.

     Replacement of Unit Certificates or Purchase Contract Certificates. We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

     The Unit Agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

     o during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by Morgan Stanley with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

     o if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by Morgan Stanley; or

     o at any time on or after the date of settlement or redemption for any purchase contract included in the unit, or at any time on or after the last exercise date for any warrant included in the unit, evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption or the last exercise date.

     Unit Agreement Not Qualified Under Trust Indenture Act. The Unit Agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts, other than pre-paid purchase contracts issued pursuant to an indenture, will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities or pre-paid purchase contracts issued under an indenture that are issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

     Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

     New York Law to Govern. The Unit Agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

Significant Provisions of the Unit Agreement Without Holders' Obligations

     Remedies. The unit agent will act solely as our agent in connection with the units governed by the Unit Agreement Without Holders' Obligations and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the Unit Agreement Without Holders' Obligations. However, the holders of units or interests in those units may only enforce their rights under any pre-paid purchase contracts issued pursuant to an indenture and any debt securities or under any warrants issued as parts of those units in accordance with the terms of the applicable indenture and the warrant agreement.

     Modification. We and the unit agent may amend the Unit Agreement Without Holders' Obligations without the consent of the holders:

     o    to cure any ambiguity;

     o to cure, correct or supplement any defective or inconsistent provision in the agreement; or

     o in any other manner which we may deem necessary or desirable and which will not adversely affect the interest of the affected holders of units in any material respect.

     We and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the Unit Agreement Without Holders' Obligations. However, we and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

     o materially and adversely affect the exercise rights of the affected holders; or

     o reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the Unit Agreement Without Holders' Obligations.

     Any debt securities and pre-paid purchase contracts issued pursuant to an indenture that are issued as part of units governed by the Unit Agreement Without Holders' Obligations may be modified only in accordance with the applicable indenture, as described above under "Description of Debt Securities--Modification of the Indentures." Any warrants issued as part of units may be modified only in accordance with the terms of the warrant agreement as described in "Description of Warrants--Significant Provisions of the Warrant Agreement."

     Merger, Consolidation, Sale, Lease or Conveyance. The Unit Agreement Without Holders' Obligations provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

     o    we will be the continuing corporation; or

     o the successor corporation or person that acquires all or substantially all of our assets:

          o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

          o will expressly assume all of our obligations under the Unit Agreement Without Holders' Obligations; and

     o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Unit Agreement Without Holders' Obligations applicable to us.

     Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or prepaid purchase contracts evidenced by that certificate before a replacement will be issued.

     Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

     New York Law to Govern. The Unit Agreement Without Holders' Obligations, the units and the pre-paid purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.


                             DESCRIPTION OF WARRANTS

Offered Warrants

     We may offer warrants separately or together with one or more additional warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

     We may issue warrants to purchase or sell, on terms to be determined at the time of sale:

     o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

     o    currencies; or

     o    commodities.

     We refer to the property in the above clauses as "warrant property." We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

     The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

     o the specific designation and aggregate number of, and the price at which we will issue, the warrants;

     o    the currency with which the warrants may be purchased;

     o whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

     o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

     o if applicable, the date on and after which the warrants and the related securities will be separately transferable;

     o whether the warrants are put warrants or call warrants, whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

     o the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each warrant;

     o the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

     o whether the exercise price may be paid in cash, by the exchange of any other security offered with the warrants or both and the method of exercising the warrants;

     o whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both;

     o    any applicable United States federal income tax consequences;

     o the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

     o the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

     o whether the warrants are to be sold separately or with other securities as part of units; and

     o    any other terms of the warrants.

Significant Provisions of the Warrant Agreement

     We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The form of warrant agreement is filed as an exhibit to the registration statement. The following summaries of significant provisions of the warrant agreement and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the warrant agreement for a full description and for other information regarding the warrants.

     Modifications Without Consent of Warrantholders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders:

     o    to cure any ambiguity;

     o    to  cure,   correct  or  supplement  any  defective  or   inconsistent
          provision;

     o to establish the forms or terms of warrant certificates or warrants of any series;

     o    to evidence the acceptance of appointment by a successor agent; or

     o in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

     Modifications with Consent of Warrantholders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreement. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrantholder:

     o    change the exercise price of the warrants;

     o reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

     o    shorten the period of time during which the warrants may be exercised;

     o materially and adversely affect the rights of the owners of the warrants; or

     o reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

     Merger, Consolidation, Sale or Other Disposition. If at any time we merge or consolidate with, or transfer substantially all of our assets to, another entity, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements.

     Enforceability of Rights of Warrantholders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrants, including the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

     Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

     New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.


                        DESCRIPTION OF PURCHASE CONTRACTS

     We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more warrants, shares of preferred stock, shares of common stock and debt securities issued by us or debt obligations of an entity affiliated or not affiliated with us, for the purchase or sale of:

     o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

     o    currencies; or

     o    commodities.

     We refer to this property in the above clauses as "purchase contract property."

     Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Pre-Paid Purchase Contracts

     Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as "pre-paid purchase contracts." In certain circumstances, our obligation to settle pre-paid purchase contracts on the relevant settlement date may constitute senior indebtedness or subordinated indebtedness of ours. Accordingly, pre-paid purchase contracts may be issued under the Senior Debt Indenture or the Subordinated Debt Indenture, as specified in the applicable prospectus supplement.

Purchase Contracts Issued as Part of Units

     Purchase contracts issued as part of a unit will be governed by the terms and provisions of a Unit Agreement or, in the case of pre-paid purchase contracts issued as part of a unit that contains no other purchase contracts, a Unit Agreement Without Holders' Obligations. See "Description of Units--Significant Provisions of the Unit Agreement" and "--Significant Provisions of the Unit Agreement Without Holders' Obligations." The applicable prospectus supplement will specify the following:

     o whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

     o whether and when a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract's settlement date;

     o the methods by which the holders may purchase or sell the purchase contract property;

     o any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

     o whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security or warrant included in that unit.

     Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders' obligations under the related purchase contract as specified in the prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

     Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the Unit Agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items in the following sentence, which we refer to as the "pledge," to JPMorgan Chase Bank, in its capacity as collateral agent, for our benefit. The pledge is a security interest in, and a lien upon and right of set-off against, all of the holders' right, title and interest in and to:

     o any common stock, preferred stock, debt securities or debt obligations that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the "pledged items";

     o all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

     o all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

     o all powers and rights owned or thereafter acquired under or with respect to the pledged items.

     The pledge constitutes collateral security for the performance when due by each holder of its obligations under the Unit Agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the Unit Agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the Unit under the related purchase contract.

     Property Held in Trust by Unit Agent. If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder's purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. The unit agent or Morgan Stanley may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

                          DESCRIPTION OF CAPITAL STOCK

     As of the date of this prospectus, Morgan Stanley's authorized capital stock consists of 3,500,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

     The rights of holders of preferred stock or common stock offered by this prospectus will be subject to, and may be adversely affected by, issuances of preferred stock in the future. Under some circumstances, alone or in combination with certain provisions of our certificate of incorporation and/or with the provisions of our rights agreement, described below under "--Additional Provisions of Morgan Stanley's Certificate of Incorporation and Bylaws" and "--The Rights Plan," respectively, our issuances of preferred stock may discourage or make more difficult an acquisition of Morgan Stanley that the Board of Directors deems undesirable.

     The Board of Directors of Morgan Stanley has the power, without further action by the stockholders, unless action is required by applicable laws or regulations or by the terms of outstanding preferred stock, to issue preferred stock in one or more series and to fix the voting rights, designations, preferences and other terms applicable to the preferred stock to be issued. The Board of Directors may issue preferred stock to obtain additional financing, in connection with acquisitions, as compensation to officers, directors or employees of Morgan Stanley and its subsidiaries in accordance with benefit plans or otherwise and for other proper corporate purposes.

Outstanding Capital Stock


     Outstanding Common Stock. As of August 31, 2004, there were approximately 1,096,707,183 shares of our common stock outstanding.

     Outstanding Preferred Stock. As of August 31, 2004, there were no shares of our preferred stock outstanding.

     Cumulative Preferred Stock Issuable under the Capital Units. In addition, we and our wholly-owned subsidiary Morgan Stanley Finance plc have outstanding Capital Units. Each Capital Unit consists of a subordinated debenture issued by Morgan Stanley Finance plc, which we guaranteed on a subordinated basis, and a related purchase contract we issued that requires the holder to purchase one depositary share representing ownership of multiple shares of our preferred stock. The Capital Units outstanding on August 31, 2004 may result in the issuance at any time of up to 329,050 shares of our 8.03% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share, which we refer to as the Capital Units Cumulative Preferred Stock.


     Series A Junior Participating Preferred Stock Issuable Under Rights Plan. In addition, we have authorized for issuance up to 450,000 shares of Series A Junior Participating Preferred Stock, which may be issued upon the exercise of rights issued to the holders of our common stock under our Rights Plan. See "--The Rights Plan."

     The preceding summary and the following summary of the terms of the offered preferred stock do not purport to be complete and are qualified by our certificate of incorporation and by the Certificates of Designation of Preferences and Rights for the Capital Units Cumulative Preferred Stock and the Series A Junior Participating Preferred Stock.

Offered and Existing Common Stock

     Our Board of Directors has authorized the issuance of shares of common stock and has authorized a committee of the Board of Directors to establish the price and other terms and conditions of any offering which will be described in the applicable prospectus supplement. The shares of offered common stock, when issued and sold, will be fully paid and nonassessable.

     Terms Specified in Prospectus Supplement. The following description sets forth some general terms and provisions of the offered common stock. The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered common stock:

     o    number of shares to be offered;

     o    offering price or prices;

     o any other relevant terms of the offered common stock that the Board of Directors or the committee establishes, including any restrictions on the transfer or resale of the offered common stock; and

     o    any additional terms of the offering.

     Voting Rights. Each holder of our common stock has one vote per share on all matters voted on generally by the stockholders, including the election of directors. Except as otherwise required by law or as provided with respect to any series of preferred stock, the holders of our common stock will possess all voting power. The Board of Directors is divided into three classes of directors with the term of one class expiring at each annual meeting of stockholders. Because our certificate of incorporation does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares of capital stock entitled to be voted generally in the election of directors, which we refer to as the "voting stock," represented at a meeting will be able to elect all the directors standing for election at the meeting.

     Dividends. The holders of our common stock are entitled to share equally in dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of offered preferred stock and any other class or series of stock having preference over the common stock as to dividends, including, if issued, the Capital Units Cumulative Preferred Stock.

     Liquidation Rights. Upon voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, the holders of the common stock will share pro rata in the assets remaining after payments to creditors and holders of any offered preferred stock and any other class or series of stock having preference over the common stock upon liquidation, dissolution or winding up that may be then outstanding, including, if issued, the Capital Units Cumulative Preferred Stock. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of our common stock.

     Because Morgan Stanley is a holding company, our rights and the rights of holders of our capital stock, including the holders of our common stock, to participate in the distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors and preferred shareholders, except to the extent Morgan Stanley may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

     Agents and Registrar for Offered and Existing Common Stock. The transfer agent and registrar for the common stock is Mellon Investor Services L.L.C.

Offered Preferred Stock

     Our Board of Directors has authorized the issuance of one or more series of additional shares of preferred stock and has authorized a committee of the Board of Directors to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of offered preferred stock, when issued and sold, will be fully paid and nonassessable.

     Terms Specified in Prospectus Supplement. The following description sets forth some general terms and provisions of the offered preferred stock. The number of shares and all of the relative rights, preferences and limitations of the respective series of offered preferred stock that the Board of Directors or the committee establishes will be described in the applicable prospectus supplement. The terms of particular series of offered preferred stock may differ, among other things, in:

     o    designation;

     o    number of shares that constitute the series;

     o    dividend rate, or the method of calculating the dividend rate;

     o    dividend periods, or the method of calculating the dividend periods;

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     o    redemption provisions,  including whether or not, on what terms and at what prices the shares will be subject to redemption at our option;

     o    voting rights;

     o    preferences and rights upon liquidation or winding up;

     o whether or not and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property;

     o for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock;

     o whether depositary shares representing the offered preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

     o the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

     We have summarized below the material provisions of a certificate of designation authorizing the issuance of a series of offered preferred stock. These summaries are not complete and each investor should refer to the form of certificate of designation which has been filed as an exhibit to the registration statement and to our certificate of incorporation for a complete description of the terms and definitions. The Board of Directors or a duly authorized committee of the Board of Directors will adopt the resolutions to be included in the certificate of designation prior to the issuance of a series of offered preferred stock, and the certificate of designation will be filed with the Secretary of State of the State of Delaware as soon thereafter as reasonably practicable.

     Rank. Each series of offered preferred stock will rank, with respect to the
payment  of  dividends  and  the   distribution  of  assets  upon   liquidation,
dissolution or winding up:

     o junior to any series of our capital stock expressly stated to be senior to that series of offered preferred stock;

     o senior to our common stock and any class of our capital stock expressly stated to be junior to that series of offered preferred stock; and

     o on a parity with each other series of offered preferred stock and all other classes of our capital stock.

     The offered preferred stock will rank, as to payment of dividends and amounts payable on liquidation, on a parity with the Capital Units Cumulative Preferred Stock, if issued.

     Dividends. If described in the applicable prospectus supplement, we will pay cumulative cash dividends to the holders of offered preferred stock, when and as declared by the Board of Directors or the committee, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. The Board of Directors or the committee will fix a record date for the payment of dividends not more than 60 or less than 10 days preceding the dividend payment date. We will pay dividends on the offered preferred stock to the holders of record on that record date. Dividends will be cumulative from the date of original issue of the series. A series of offered preferred stock will be junior as to payment of dividends to any series of preferred stock that may be issued in the future that is expressly stated to be senior as to payment of dividends to that series of offered preferred stock. If at any time we have failed to pay accrued dividends on any of those senior shares when payable, we may not pay any dividend on that series of offered preferred stock or redeem or otherwise repurchase any shares of that series until we have paid or set aside for payment the full amount of the accumulated but unpaid dividends on the senior shares.

     We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the offered preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of offered preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock. We must declare, pay or set aside for payment any amounts on the

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offered  preferred  stock  ratably in proportion  to the  respective  amounts of dividends (1) accumulated and unpaid or payable on that parity stock, on the one hand, and (2) accumulated and unpaid or payable through the dividend payment period or periods of the offered preferred stock preceding the dividend payment date for that parity stock, on the other hand.

     Except as described above, unless we have paid the full cumulative dividends on the outstanding shares of offered preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Morgan Stanley ranking junior or on parity with the offered preferred stock as to dividend payments:

     o declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

     o    make other distributions;

     o redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

     o make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Preferred stock on a parity with offered preferred stock currently would include the Capital Units Cumulative Preferred Stock, if issued.

     The provisions of the immediately preceding paragraph will not prevent us from applying any monies previously deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of application we have paid or declared and set aside for payment full cumulative dividends upon shares of the offered preferred stock outstanding on the last dividend payment date for any series of offered preferred stock. The provisions of the immediately preceding paragraph also do not restrict the ability of a holder of any junior or parity preferred stock or common stock to convert those securities into or exchange those securities for Morgan Stanley capital stock ranking junior to the offered preferred stock as to dividend payments.

     We will compute the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period on the basis of a 360 day year of twelve 30 day months, unless otherwise indicated in the prospectus supplement. Accrued but unpaid dividends will not bear interest.

     Redemption. The prospectus supplement will indicate whether, and on what terms, shares of any series of offered preferred stock will be subject to mandatory redemption or sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the offered preferred stock. We will effect any optional redemption upon not less than 30 days' notice at a redemption price of not less than the stated value per share of the applicable series of offered preferred stock plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption. If we have not paid full cumulative dividends on all outstanding shares of offered preferred stock, we may not redeem the offered preferred stock in part and we may not purchase or acquire any shares of offered preferred stock, otherwise than by a purchase or exchange offer made on the same terms to all holders of the offered preferred stock. If fewer than all the outstanding shares of a series of offered preferred stock are to be redeemed, we will select those to be redeemed by lot or a substantially equivalent method.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of offered preferred stock will be entitled to receive, out of the assets of Morgan Stanley available for distribution to stockholders, liquidating distributions in an amount equal to the stated value per share of offered preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends to the date of final distribution, before any distribution is made to holders of:

     o any class or series of capital stock ranking junior to the offered preferred stock as to rights upon liquidation, dissolution or winding up; or

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

     o    our common stock.

However, holders of the shares of offered preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Neither a consolidation or merger of Morgan Stanley with or into another corporation nor a merger of another corporation with or into Morgan Stanley nor a sale or transfer of all or part of Morgan Stanley's assets for cash or securities will be considered a liquidation, dissolution or winding up of Morgan Stanley.

     If, upon any liquidation, dissolution or winding up of Morgan Stanley, assets of Morgan Stanley then distributable are insufficient to pay in full the amounts payable with respect to the offered preferred stock and any other preferred stock ranking on parity with the offered preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the offered preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the offered preferred stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.

     Voting Rights. Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the offered preferred stock will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on the shares of offered preferred stock or any other stock ranking on a parity with the offered preferred stock with respect to the payment of dividends and having similar voting rights are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of offered preferred stock, voting separately as a class with holders of one or more other classes or series of preferred stock, including any issued Capital Units Cumulative Preferred Stock, having similar voting rights that are exercisable, will be entitled to vote for the election of two of the authorized number of directors of Morgan Stanley at the next annual meeting of stockholders and at each subsequent meeting until we have paid or set apart for payment all dividends accumulated on the offered preferred stock or the other class or series of stock having similar voting rights, as applicable. The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of the holders of preferred stock to vote for directors. Each holder of shares of the offered preferred stock will have one vote for each share of offered preferred stock held.

     So long as any shares of the offered preferred stock remain outstanding, we will not, without the consent of the holders of at least two thirds of the shares of offered preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

     o issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding offered preferred stock as to dividends or upon liquidation; or

     o amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding offered preferred stock or its holders.

Holders of the offered preferred stock will vote separately as a class with all other series of preferred stock, including any issued Capital Units Cumulative Preferred Stock, having similar voting rights that have been conferred and are exercisable. For purposes of the preceding sentences, any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the offered preferred stock as to dividends and upon liquidation will not be considered to materially and adversely affect those powers, preferences or special rights.

     Agents and Registrar for Offered Preferred Stock. The transfer agent, dividend disbursing agent and registrar for each series of offered preferred stock will be The Bank of New York.

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

Depositary Shares

     We may, at our option, elect to offer fractional shares or some multiple of shares of offered preferred stock, rather than individual shares of offered preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of offered preferred stock as described below.

     The following statements concerning depositary shares, depositary receipts, and the deposit agreement are not intended to be comprehensive and are qualified in their entirety by reference to the forms of these documents, which we have filed as exhibits to the registration statement. Each investor should refer to the detailed provisions of those documents, as we have explained under the heading "Where You Can Find More Information" in the Summary.

     The shares of any series of offered preferred stock represented by depositary shares will be deposited under a deposit agreement among Morgan Stanley, The Bank of New York, as depositary, which we refer to as the Preferred Stock Depositary, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of offered preferred stock represented by that depositary share, to all the rights and preferences of the offered preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of offered preferred stock. Immediately following the issuance of shares of a series of offered preferred stock, we will deposit those shares with the Preferred Stock Depositary, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

     Dividends and Other Distributions. The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received on the related series of offered preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

     If we  make  a  distribution  other  than  in  cash,  the  Preferred  Stock
Depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the Preferred Stock Depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the Preferred Stock Depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

     The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by Morgan Stanley or the Preferred Stock Depositary on account of taxes or other governmental charges.

     Withdrawal of Stock. Upon surrender of the depositary receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and compliance with any other requirement of the deposit agreement, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related series of offered preferred stock and all money or other property, if any, represented by those shares. Holders of depositary receipts representing any number of whole shares of offered preferred stock will be entitled to receive whole shares of the related series of offered preferred stock, but those holders of whole shares of offered preferred stock will not thereafter be entitled to deposit those shares of offered preferred stock with the Preferred Stock Depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number representing whole shares of the related series of offered preferred stock to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

     Voting the Offered Preferred Stock. Upon receiving notice of any meeting at which the holders of any series of the offered preferred stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in

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

the notice of the meeting to the record holders of the depositary receipts relating to that series of offered preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of offered preferred stock, may instruct the Preferred Stock Depositary how to exercise his or her voting rights. The
Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the offered preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the offered preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

     Redemption of Depositary Shares. Depositary shares will be redeemed from any proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the series of the offered preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the offered preferred stock. If we redeem shares of a series of offered preferred stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of depositary shares representing the shares of offered preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the Preferred Stock Depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the Preferred Stock Depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

     Amendment and Termination of the Deposit Agreement. We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding, and no amendment may impair the right of any holder of any depositary receipts, described above under "--Withdrawal of Stock," to receive shares of the related series of offered preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. We may terminate the deposit agreement at any time with at least 60 days' prior written notice to the Preferred Stock Depositary. Within 30 days of the date of the notice, the Preferred Stock Depositary will deliver or make available for delivery to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares and upon payment of any applicable taxes or governmental charges to be paid by the holders as described below, the number of whole shares of the related series of offered preferred stock as are represented by the depositary receipts. The deposit agreement will automatically terminate after there has been a final distribution on the related series of offered preferred stock in connection with any liquidation, dissolution or winding up of Morgan Stanley and that distribution has been made to the holders of depositary shares.

     Charges of Preferred Stock Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

     Limitation on Liability of Company and Preferred Stock Depositary. Neither the Preferred Stock Depositary nor Morgan Stanley will be liable if it is prevented or delayed by law, by any provision of our certificate of incorporation or of the depositary shares or by any circumstance beyond its control from performing its obligations under the deposit agreement. The obligations of Morgan Stanley and the Preferred Stock Depositary under the deposit agreement will be limited to performance with best judgment and in good faith of their duties thereunder, except that they will be liable for negligence or willful misconduct in the performance of their duties thereunder, and they will not be obligated to appear in, prosecute or defend any legal proceeding related to any depositary receipts, depositary shares or related series of offered preferred stock unless satisfactory indemnity is furnished.

     Corporate Trust Office of Preferred Stock Depositary. The Preferred Stock Depositary's corporate trust office is currently located at 101 Barclay Street, New York, New York 10286. The Preferred Stock Depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of offered preferred stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding depositary receipts.

     Resignation and Removal of Preferred Stock Depositary. The Preferred Stock Depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the Preferred Stock Depositary. Any resignation or removal will take effect upon the appointment of a successor Preferred Stock Depositary. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

     Reports to Holders. We will deliver all required reports and communications to holders of the offered preferred stock to the Preferred Stock Depositary, and it will forward those reports and communications to the holders of depositary shares.

     Inspection by Holders. Upon request, the Preferred Stock Depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the Preferred Stock Depositary that such inspection is for a proper purpose reasonably related to such person's interest as an owner of depositary shares evidenced by the receipts.

Capital Units Cumulative Preferred Stock

     Rank. The Capital Units Cumulative Preferred Stock, if issued, will rank on a parity with the offered preferred stock, and rank prior to the common stock as to payment of dividends and amounts payable on liquidation. The shares of Capital Units Cumulative Preferred Stock will not be convertible into common stock of Morgan Stanley and will have no preemptive rights.

     Dividends. Holders of the Capital Units Cumulative Preferred Stock, if issued, are entitled to receive, when and as declared by the Board of Directors out of legally available funds, cumulative cash dividends payable quarterly at the rate of 8.03% per year.

     The Capital Units Cumulative Preferred Stock, if issued, will be junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to the Capital Units Cumulative Preferred Stock. If at any time we have failed to pay accrued dividends on any of those senior shares at the time they are payable, we may not pay any dividend on any issued Capital Units Cumulative Preferred Stock or redeem or otherwise repurchase any shares of Capital Units Cumulative Preferred Stock until we have paid in full, or set aside dividends for payment, the accumulated but unpaid dividends on those senior shares.

     We will not declare or pay or set aside for payment dividends on any preferred stock ranking on a parity as to payment of dividends with the Capital Units Cumulative Preferred Stock unless we also declare or pay or set aside for payment dividends on any outstanding shares of Capital Units Cumulative Preferred Stock for all dividend payment periods ending on or before the dividend payment date of any parity stock. We must declare, pay or set aside for payment any amounts on any issued Capital Units Cumulative Preferred Stock ratably in proportion to the respective amounts of dividends (1) accumulated and unpaid or payable on any parity stock, on the one hand, and (2) accumulated and unpaid or payable through the dividend payment period or periods of the Capital Units Cumulative Preferred Stock next preceding the dividend payment date, on the other hand.

     Except as described above, unless we have paid the full cumulative dividends on any outstanding shares of Capital Units Cumulative Preferred Stock, we may not with respect to our common stock or any other preferred

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

stock of Morgan Stanley ranking junior to or on a parity with the Capital Units Cumulative Preferred Stock as to dividend payments:

     o declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

     o    make other distributions;

     o redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

     o make any payment to or available for a sinking fund for redemption of our common stock or junior preferred stock.

     The provisions of the immediately preceding paragraph do not apply to any monies we deposit in any sinking fund with respect to any preferred stock in compliance with the provisions of that sinking fund. We may apply monies so deposited to the purchase or redemption of the preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of application we have paid or declared or set aside for payment full cumulative dividends upon any issued shares of the Capital Units Cumulative Preferred Stock. The provisions of the immediately preceding paragraph also do not restrict the ability of the holder of any junior or parity preferred stock or common stock to convert their securities into or exchange those securities for Morgan Stanley capital stock ranking junior to the Capital Units Cumulative Preferred Stock as to dividend payments.

     Redemption. The Capital Units Cumulative Preferred Stock, if issued, will not be subject to any mandatory redemption or sinking fund provision and will not be redeemable prior to February 28, 2007, except that under some circumstances it may be redeemed prior to that date at specified prices.

     On or after February 28, 2007, the Capital Units Cumulative Preferred Stock will be redeemable at our option, in whole or in part, upon not less than 30 days' notice, at specified prices during specified periods following the indicated date, plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of Capital Units Cumulative Preferred Stock will be entitled to receive liquidating distributions in the amount of $200.00 per share plus accrued and accumulated but unpaid dividends to the date of final distribution before any distribution is made to holders of

     o any class or series of capital stock ranking junior to the Capital Units Cumulative Preferred Stock, as to rights upon liquidation, dissolution or winding up; and

     o    common stock.

However, the holders of the shares of Capital Units Cumulative Preferred Stock will not be entitled to receive the liquidation price of these shares until the liquidation preference of any other shares of Morgan Stanley's capital stock ranking senior as to rights upon liquidation, dissolution or winding up will have been paid in full or a sum set aside therefor sufficient to provide for payment in full.

     If upon any liquidation, dissolution or winding up of Morgan Stanley, the amounts payable with respect to any issued Capital Units Cumulative Preferred Stock and any other preferred stock ranking on parity as to rights upon liquidation, dissolution or winding up are not paid in full, the holders of the Capital Units Cumulative Preferred Stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Capital Units Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.

     Voting Rights. Holders of Capital Units Cumulative Preferred Stock, if issued, will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on the Capital Units Cumulative Preferred Stock or any other class or series of stock ranking on a parity with the Capital Units Cumulative Preferred Stock with respect to the payment of dividends and having similar voting rights are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of Capital Units Cumulative Preferred Stock, voting separately as a class with holders of one or more other classes or series of preferred stock having similar voting rights that are exercisable, will be entitled to vote for the election of two of the authorized number of directors of Morgan Stanley at the next annual meeting of stockholders and at each subsequent meeting until we have paid or set apart for payment all dividends accumulated on the Capital Units Cumulative Preferred Stock or the other class or series of stock having similar voting rights, as applicable. At elections of such directors, each holder of shares of Capital Units Cumulative Preferred Stock will have one vote for each share of Capital Units Cumulative Preferred Stock held. The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of the holders of preferred stock to vote for directors.

     So long as any shares of Capital Units Cumulative Preferred Stock are outstanding, we will not, without the consent of the holders of at least two thirds of the shares of Capital Units Cumulative Preferred Stock outstanding at the time, voting separately as a class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

     o issue or increase the authorized amount of any class or series of stock ranking prior to the Capital Units Cumulative Preferred Stock as to dividends or upon liquidation; or

     o amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation relating to the Capital Units Cumulative Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the Capital Units Cumulative Preferred Stock or its holders.

For purposes of the preceding sentence any increase in the authorized amount of common stock or preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the Capital Units Cumulative Preferred Stock as to dividends and upon liquidation will not be deemed to materially and adversely affect those powers, preferences or special rights.

     Transfer Agent for Capital Units Cumulative Preferred Stock. The transfer agent and registrar for the Capital Units Cumulative Preferred Stock is The Bank of New York.

Additional  Provisions of Morgan  Stanley's  Certificate  of  Incorporation  and
Bylaws

     Size of the Board of Directors, Removal of Directors and Filling Vacancies on the Board of Directors. Our Board of Directors currently consists of 10 directors. The Board of Directors is divided into three classes. At each annual meeting of stockholders, a class of directors is elected, for a term expiring at the third succeeding annual meeting of stockholders after its election, to succeed that class of directors whose term then expires. Under our amended and restated bylaws, a majority vote of the Board of Directors may increase or decrease the number of directors. However, the bylaws provide that the Board shall consist of not less than three nor more than thirteen members. Our certificate of incorporation also provides that directors may be removed only for cause and with the approval of the holders of at least 80% of the voting power of the voting stock, voting together as a single class. Any vacancy on the Board of Directors or newly created directorship will be filled by a majority vote of the remaining directors then in office though less than a quorum, and those newly elected directors will serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

     Limitations  on  Actions  by  Stockholders;  Calling  Special  Meetings  of
Stockholders. Our certificate of incorporation provides that, subject to the rights of holders of any series of preferred stock or any other series of capital stock set forth in the certificate of incorporation, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting. Our bylaws provide that special meetings of the stockholders may be called at any time only by the Secretary of Morgan Stanley at the direction of and pursuant to a resolution of the Board of Directors.

     Amendment of Governing Documents. Our certificate of incorporation provides that, generally, it can be amended in accordance with the provisions of the laws of the State of Delaware. Under Section 242 of the Delaware General Corporation Law, the Board of Directors may propose, and the stockholders may adopt by a majority vote of the voting stock, an amendment to our certificate of incorporation. However, our certificate of incorporation also provides that the approval of 80% of the voting power of the voting stock, voting together as a single class, is required in order to amend, repeal or adopt any provision inconsistent with the provisions in the certificate of incorporation relating to amendment of the bylaws, actions of stockholders and the Board of Directors and to change the provisions establishing this 80% vote requirement.

     Our certificate of incorporation provides that our bylaws may be altered, amended or repealed or new provisions may be adopted by a majority of the Board of Directors or with the approval of at least 80% of the voting power of the voting stock of Morgan Stanley, voting together as a single class. Furthermore, the bylaws provide that they may be altered, amended or repealed or new provisions may be adopted by a majority of the Board of Directors or with the approval of at least 80% of the voting power of the voting stock of Morgan Stanley. However, a three-quarters vote of the Board of Directors is required for the Board of Directors to amend, alter, repeal or adopt new bylaws in conflict with the provisions of the bylaws relating to the removal of or any modification of the roles, duties or authority of the Chairman of Morgan Stanley as of May 31, 1997.

     Limitation of Directors' Liability. Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the Delaware General Corporation Law or obtained an improper personal benefit. Under our certificate of incorporation, a director of Morgan Stanley will not be personally liable to Morgan Stanley or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as in effect or as that law may be amended.

The Rights Plan

     Under a rights agreement, which we refer to as the Rights Plan, dated as of April 25, 1995 and amended as of February 4, 1997 and June 15, 1999, with JPMorgan Chase Bank, as rights agent, holders of shares of our common stock have the right, each referred to as a Right, to purchase from us a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $175 per unit subject to adjustment from time to time to prevent dilution. At present, each share of common stock is entitled to one-quarter of one Right. These rights are sometimes referred to as a poison pill.

     The Rights will become exercisable upon the earlier of:

     o 10 days following a public announcement that a person or group of affiliated or associated persons, each referred to as an "acquiring person," has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, which we refer to as the "stock acquisition date"; and

     o 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

After the Rights become exercisable, the Rights, other than rights held by an acquiring person, also will entitle the holders to purchase, under certain circumstances, either our common stock or common stock of the potential acquirer at a substantially reduced price. We are generally entitled to redeem the Rights in whole, but not in part, at a price of $0.01 per Right at any time until ten days following the stock acquisition date. The holder of a Right will have no rights as a stockholder of Morgan Stanley, including the right to vote or to receive dividends, until the Right is exercised. Unless earlier redeemed, the Rights will expire at the close of business on April 21, 2005.

     The foregoing description of the Rights is qualified in its entirety by reference to the description of the Rights Plan contained in Morgan Stanley's Registration Statement on Form 8-A dated April 25, 1995, as amended by

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

Forms 8-A/A dated May 4, 1995 and June 29, 1999, as further amended by Current Reports on Form 8-K dated February 4, 1997 and June 15, 1999.


     Series A Junior Participating Preferred Stock Issuable Under Rights Plan. In addition, we have authorized for issuance up to 450,000 shares of Series A Junior Participating Preferred Stock, which may be issued upon the exercise of rights issued to the holders of our common stock under our Rights Plan. As of August 31, 2004, there were no shares of Series A Junior Participating Preferred Stock outstanding.


     Holders of units of the Series A Junior Participating Preferred Stock, if issued, will be entitled to receive quarterly dividends in accordance with the formula set forth in the certificate of designations. The dividends will be cumulative. The Series A Junior Participating Preferred Stock rank junior in right of payment of dividends to the Capital Units Cumulative Preferred Stock. The holders of units of the Series A Junior Participating Preferred Stock will have four votes per unit on all matters submitted to our shareholders, subject to adjustment. If at any time dividends on any units of the Series A Junior Participating Preferred Stock are in arrears in an amount equal to six quarterly dividends, then during that period of default, all holders of units, voting separately as a class with holders of one or more other classes or series of preferred stock having similar voting rights that are exercisable, will have the right to elect two directors to the Board of Directors. Additionally, whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock are in arrears, we shall not, among other things, declare or pay dividends on or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of our capital stock that ranks junior in right of payment to the Series A Junior Participating Preferred Stock, including our common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, the holders of outstanding units of the Series A Junior Participating Preferred Stock will be entitled to receive a distribution in an amount to be determined in accordance with the formula set forth in the certificate of designations before the payment of any distribution to the holders of our common stock. The units of Series A Junior Participating Preferred Stock are not redeemable.


                               FORMS OF SECURITIES

     Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.
Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) subject to the limitations explained below under "--Limitations on Issuance of Bearer Securities," in bearer form, where our obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under "--Global Securities."

     Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other agents of ours, any agents of the trustee or any agents of any warrant agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities. Neither we nor any trustee, warrant agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents or unit agents have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

     Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

     References to "you" in this prospectus refer to those who invest in the securities being offered by this prospectus, whether they are the direct holders or bearer or only indirect owners of beneficial interests in those securities.

Global Securities

     Registered Global Securities. We may issue the registered debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Morgan Stanley, the trustees, the warrant agents, the unit agents or any other agent of Morgan Stanley, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, under the terms of the indentures, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

     Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

     In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

     o they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which we refer to as the "restricted period," offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

     o they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

     Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless Morgan Stanley has received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

     o    is owned by a person that is not a United States person;

     o is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury regulations, which we refer to as a "financial institution," purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through the certification date, and in either case (a) or (b) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that Morgan Stanley may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder; or

     o is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     We will make payments on bearer  securities  only outside the United States
and  its   possessions   (as   described   in   Treasury   Regulations   Section
1.163-5(c)(2)(v)) except as permitted by the above regulations.

     Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

     As used in the preceding three paragraphs, the term bearer securities includes bearer securities that are part of units. As used herein, "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Units

     The form of the warrant or purchase contract included in a unit will correspond to the form of the unit and of any other security included in that unit.

                              PLAN OF DISTRIBUTION

     We may sell the securities  being offered by this prospectus in three ways:
(1) through agents, (2) through underwriters and (3) through dealers. The agents, underwriters or dealers in the United States will include Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., and/or Morgan Stanley DW Inc., which we refer to as MSDWI, or other affiliates of ours, and the agents, underwriters, or dealers outside the United States will include Morgan Stanley & Co. International Limited, which we refer to as MSIL, or other affiliates of ours. We may sell our shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. Any at-the-market offering of common stock will be through an underwriter, or underwriters, acting as principal(s) or agent(s) for us.

     We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

     If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

     Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent--in each case, less other expenses attributable to issuance and distribution.

     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

     If so indicated in the applicable prospectus supplement, one or more firms, including MS & Co., MSIL and MSDWI, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any loan of common stock or short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out any loan of common stock or such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

     If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities or warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     MS & Co., MSIL and MSDWI are wholly-owned subsidiaries of Morgan Stanley. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any of these securities, MS & Co., MSIL, MSDWI and other affiliates of Morgan Stanley may offer and sell these securities in the course of their business as broker dealers, subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of the offers and sales MS & Co. and MSDWI may make. MS & Co., MSIL, MSDWI and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. MS & Co., MSIL, MSDWI and other affiliates may use this prospectus in connection with these transactions. None of MS & Co., MSIL, MSDWI or any other affiliate is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

     In the event that MS & Co., MSDWI or any other NASD member participates in a public offering of these securities: (a) post-effective amendments or prospectus supplements disclosing the actual price and selling terms will be submitted to the NASD's Corporate Financing Department (the "Department") at the same time they are filed with the SEC; (b) the Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of ours is or becomes an affiliate or associated person of an NASD member participating in the distribution; and (c) all NASD members participating in the offering will confirm their understanding of the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.


                                  LEGAL MATTERS

     The validity of these securities will be passed upon for Morgan Stanley by Sidley Austin Brown & Wood LLP, or other counsel who is satisfactory to MS & Co., MSIL or MSDWI, as the case may be, and who may be an officer of Morgan Stanley. Davis Polk & Wardwell will pass upon some legal matters relating to these securities for the underwriters. Davis Polk & Wardwell has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters, including in connection with its private equity and leveraged capital activities.


                                     EXPERTS


     The consolidated financial statements and financial statement schedules of Morgan Stanley and its subsidiaries at November 30, 2003 and 2002 and for each of the three fiscal years in the period ended November 30, 2003, which are incorporated in this prospectus by reference to Exhibit 99.1 to Morgan Stanley's Current Report on Form 8-K dated October 28, 2004 and Schedule I of Morgan Stanley's Annual Report on Form 10-K/A for the fiscal year ended November 30, 2003, filed on October 15, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports each express an unqualified opinion and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123" in 2003), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods ended February 29, 2004, May 31, 2004 and August 31, 2004 and February 28, 2003, May 31, 2003 and August 31, 2003, which is incorporated herein by reference, and to unaudited interim financial information for the periods included in any Quarterly Report on Form 10-Q (including any Form 10-Q/A) that may be incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended August 31, 2004, included in Exhibits 99.2 and 99.3 to Morgan Stanley's Current Report on Form 8-K dated October 28, 2004, which updates the historical financial statements included in Morgan Stanley's Quarterly Reports on Form 10-Q/A for the quarters ended February 29, 2004 and May 31, 2004, and included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.



             ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which we refer to as a "plan," should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in these securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.


     In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and MSDWI, may be each considered "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code with respect to many plans, as well as many individual retirement accounts and Keogh plans (also "plans"). ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these securities are acquired by or with the assets of a plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

     The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).


     Because we may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable prospectus supplement, these securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include "plan assets" by reason of any plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with "plan assets" of any plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

     Under ERISA, assets of a plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the plan has invested. Accordingly, insurance company general accounts that include assets of a plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these securities on behalf of or with "plan assets" of any plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

     Purchasers of these securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

                                 Morgan Stanley

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS (Subject to Completion, Issued November 9, 2004)



                         Morgan Stanley Capital Trust VI
                        Morgan Stanley Capital Trust VII
                        Morgan Stanley Capital Trust VIII
                         Morgan Stanley Capital Trust IX
                         Morgan Stanley Capital Trust X

                               CAPITAL SECURITIES
                                  guaranteed by
                                 Morgan Stanley
                              --------------------

     The Morgan Stanley Capital Trusts may offer from time to time capital securities guaranteed by Morgan Stanley. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     As used in this prospectus, except as otherwise specified, the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley excluding its consolidated subsidiaries.

                              --------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------


     The securities are not insured or protected by the Securities Investor Protection Corporation or any other governmental agency.


                              --------------------


                                 MORGAN STANLEY

       , 2004

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC's website is http://www.sec.gov.

     This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol "MWD." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

     The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than information in the documents or filings that is deemed to have been furnished and not filed, until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:


     o Annual Report on Form 10-K for the fiscal year ended November 30, 2003, as amended by the Annual Report on Form 10-K/A filed on October 15, 2004;

     o Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004 and May 31, 2004, each as amended by Quarterly Reports on Form 10-Q/A filed on October 15, 2004;

     o    Quarterly Report on Form 10-Q for the quarter ended August 31, 2004;
          and

     o Current Reports on Form 8-K dated December 8, 2003, December 18, 2003, January 7, 2004, January 14, 2004, January 23, 2004, March 18, 2004,
          March 26, 2004, June 22, 2004, July 22, 2004, September 22, 2004,
          October 8, 2004 and October 28, 2004 (the Current Report dated October 28, 2004 updates the historical financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended November 30, 2003 and Quarterly Reports on Form 10-Q/A for the periods ended February 29, 2004 and May 31, 2004 for certain discontinued operations).


     You can request a copy of these documents, excluding exhibits not specifically incorporated by reference into these documents, at no cost, by writing or telephoning us at the following address:

                             Morgan Stanley
                             1585 Broadway
                             New York, New York 10036
                             Attention: Investor Relations
                             (212) 761-4000

     There are no separate financial statements of the Morgan Stanley Capital Trusts in this prospectus. We do not believe these financial statements would be material to holders of the capital securities because:

     o the Morgan Stanley Capital Trusts are special purpose entities that will not have any independent operations other than issuing capital securities and common securities, which are together referred to as "trust securities," holding junior subordinated debentures of Morgan Stanley as trust assets and other necessary or incidental activities as described in this prospectus; and

     o Morgan Stanley guarantees the payments on the capital securities of the Morgan Stanley Capital Trusts.

     We do not expect any of the Morgan Stanley Capital Trusts will be subject to the reporting requirements of the Securities Exchange Act of 1934.

                                 MORGAN STANLEY

     Morgan Stanley is a global financial services firm that maintains leading market positions in each of its business segments -- institutional securities, individual investor group, investment management and credit services.

     Morgan Stanley's institutional securities business segment includes:

     o Investment banking, including securities underwriting and distribution and financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance.

     o Sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products, including foreign exchange and commodities.

     o Other activities, such as principal investing, including real estate investment vehicles, and aircraft financing.

     Morgan Stanley's individual investor group business segment includes:

     o Comprehensive financial planning, investment advisory and brokerage services designed to accommodate individual investment goals and risk profiles.

     Morgan Stanley's investment management business segment includes:

     o Global asset management products and services for individual and institutional investors, through three principal distribution channels: a proprietary channel consisting of Morgan Stanley's financial advisors and investment representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and Morgan Stanley's institutional channel.

     o    Private equity activities.

     Morgan Stanley's credit services business segment includes:

     o Discover Financial Services, which offers Discover(R)-branded cards and other consumer finance products and services.


     o Discover Network, a network of merchant and cash access locations primarily in the United States.


     o Consumer Banking Group International, which includes Morgan Stanley-branded cards and personal loan products in the United Kingdom.

     Morgan Stanley is a holding company that provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals, through its subsidiaries and affiliates. Morgan Stanley conducts its business from its headquarters in New York City, its regional offices and branches throughout the United States and its principal offices in London, Tokyo, Hong Kong and other world financial centers. Morgan Stanley was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924.

     Morgan Stanley's principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. Under this heading, "Use of Proceeds" and "Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends," the terms "Morgan Stanley," "we," "us" and "our" include Morgan Stanley and its consolidated subsidiaries.

                        The Morgan Stanley Capital Trusts

     We created the Morgan Stanley Capital Trusts, each of which is a Delaware statutory trust, pursuant to trust agreements and the filing of certificates of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the Morgan Stanley Capital Trusts, referred to in this prospectus as the "trust agreements," which will state the terms and conditions for the Morgan Stanley Capital Trusts to issue and sell their trust securities. We have filed a form of trust agreement as an exhibit to the registration statement of which this prospectus forms a part. We, as holder of the common securities, intend to select two of our employees, officers or affiliates to serve as administrators of the Morgan Stanley Capital Trusts.

     Each Morgan Stanley Capital Trust exists solely to

     o    issue and sell its trust securities;

     o use the proceeds from the sale of its trust securities to purchase Morgan Stanley's junior subordinated debentures; and

     o engage in other activities that are necessary, convenient or incidental to the above purposes (such as registering the transfer of trust securities).

     Accordingly, our junior subordinated debentures will be the sole assets of each Morgan Stanley Capital Trust, and payments under the junior subordinated debentures owned by each Morgan Stanley Capital Trust will be its sole source of revenues.

     We will hold directly or indirectly all of the common securities of each of the Morgan Stanley Capital Trusts. Unless otherwise specified in the applicable prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of each Morgan Stanley Capital Trust's total capitalization. The capital securities will represent the remaining percentage of each Morgan Stanley Capital Trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. However, if Morgan Stanley defaults in payments due under the junior subordinated debentures owned by a Morgan Stanley Capital Trust, then distributions, redemption payments and liquidation payments must be paid to the holders of the capital securities of that trust before any payments are paid to the holders of the common securities of that trust. Unless otherwise specified in the applicable prospectus supplement, each Morgan Stanley Capital Trust will have a term of approximately 50 years from the initial issue date of its capital securities, but may dissolve earlier as provided in the applicable trust agreement and described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the name and address of the Delaware trustee for each Morgan Stanley Capital Trust will be The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, and the name and address of the property trustee, the guarantee trustee and the indenture trustee for each Morgan Stanley Capital Trust will be The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286.

     The capital securities will be guaranteed by us as described in this prospectus and the applicable prospectus supplement.


     Only we, as direct or indirect owner of the common securities, can remove or replace the administrators. In addition, we can increase or decrease the number of administrators. Also, we, as direct or indirect holder of the common securities, will generally have the sole right to remove or replace the property trustee and Delaware trustee. However, if a default with respect to the junior subordinated debentures occurs, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding capital securities of that trust may remove and replace the property trustee and Delaware trustee for that trust at any time.


     We will pay all fees and expenses related to the organization of the Morgan Stanley Capital Trusts and the offering of the capital securities. We will also pay all ongoing costs and expenses of the Morgan Stanley Capital Trusts, except each trust's obligations under the trust securities.

                                 Use of Proceeds

     The Morgan Stanley Capital Trusts will use all proceeds from the sale of trust securities to purchase junior subordinated debentures from us. Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our junior subordinated debentures for general corporate purposes, which may include, among other things:

     o    additions to working capital;

     o    the redemption of outstanding preferred stock;

     o    the repurchase of outstanding common stock; and

     o    the repayment of indebtedness.

     We anticipate that we will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance our businesses worldwide.

              CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
             EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth Morgan Stanley's consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

                           Nine Months Ended                          Fiscal Year
                         -----------------------------------------------------------------------------
                           August      August
                          31, 2004    31, 2003       2003       2002       2001       2000       1999
                          --------    --------       ----       ----       ----       ----       ----
Ratio of earnings to
  fixed charges..........     1.5         1.4         1.4        1.4        1.3        1.5        1.6
Ratio of earnings to
  fixed charges and
  preferred stock
  dividends..............     1.5         1.4         1.4        1.4        1.3        1.5        1.6

     For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings are the sum of:

     o    income before income taxes and losses from unconsolidated investees;
          and

     o    fixed charges;

     less:

     o    dividends on preferred securities subject to mandatory redemption.


     Income before income taxes for the nine month periods ended August 31, 2004 and 2003 does not include (loss)/gain on discontinued operations. Income before income taxes for fiscal 2001 does not include a cumulative effect of accounting change.


     For purposes of calculating both ratios, fixed charges are the sum of:

     o    interest cost, including interest on deposits;

     o    dividends on preferred securities subject to mandatory redemption; and

     o that portion of rent expense estimated to be representative of the interest factor.

     The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

                       DESCRIPTION OF CAPITAL SECURITIES

     Each Morgan Stanley Capital Trust will issue only one series of capital securities and one series of common securities. The trust agreement for each Morgan Stanley Capital Trust will be qualified as an indenture under the Trust Indenture Act of 1939. The capital securities will have terms and will be subject to conditions as set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act. This summary of certain provisions of the capital securities and each trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and those provisions made part of each trust agreement by the Trust Indenture Act. A form of the trust agreement to be used in connection with the issuance of the capital securities and a form of the capital securities are filed as exhibits to the registration statement that includes this prospectus. Wherever particular defined terms of a trust agreement are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference. A copy of the form of the trust agreement is available upon request from the property trustee of the relevant trust.

     General

     The capital securities will represent preferred undivided beneficial interests in the assets of the applicable Morgan Stanley Capital Trust. The only assets of a Morgan Stanley Capital Trust, and its only source of revenues, will be the junior subordinated debentures purchased by the Morgan Stanley Capital Trust with the proceeds from the sale of its trust securities. Accordingly, distribution and other payment dates for the trust securities will correspond with the interest and other payment dates for the junior subordinated debentures. If we do not make payments on the junior subordinated debentures in accordance with their terms, the Morgan Stanley Capital Trust will not have funds available to pay distributions or other amounts payable on the trust securities issued by that Morgan Stanley Capital Trust in accordance with their terms. The capital securities issued by a Morgan Stanley Capital Trust will rank equally, and payments will be made proportionately, with the common securities issued by that Morgan Stanley Capital Trust except as described below under "--Subordination of Common Securities" and in the applicable prospectus supplement. Payments on the capital securities will be fully and unconditionally guaranteed by us to the extent described under "Description of Guarantees" and in the applicable prospectus supplement.


     The Morgan Stanley Capital Trusts may offer up to $25,452,274,876 aggregate offering price of capital securities, subject to reduction on account of the sale of other securities under the registration statement of which this prospectus is a part.

     Each Morgan Stanley Capital Trust will describe the specific terms of the capital securities it is offering in the applicable prospectus supplement, including:

     o the specific designation, liquidation amount, number to be issued by the Morgan Stanley Capital Trust and purchase price;

     o the currency or units based on or relating to currencies in which distributions and other payments will or may be payable;

     o the distribution rates (or the method by which the rates will be determined), if any;

     o    the dates on which any distributions will be payable;

     o    any provisions relating to deferral of distribution payments;

     o the places where distributions and other amounts payable on the capital securities will be payable;

     o    any repayment, redemption, prepayment or sinking fund provisions;

     o    any conversion or exchange provisions;

     o    the voting rights, if any, of holders of the capital securities;

     o the terms and conditions, if any, upon which the assets of the Morgan Stanley Capital Trust may be distributed to holders of the capital securities;

     o    any applicable United States federal income tax consequences; and

     o    any other specific terms of the capital securities.

     If indicated in the applicable prospectus supplement, the terms of the trust agreement for, and capital securities offered by, a Morgan Stanley Capital Trust may differ from the terms summarized in this prospectus.

     Distributions

     Distributions on the capital securities will be cumulative. Distributions will accumulate from and including the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. The amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period, unless otherwise specified in the applicable prospectus supplement. Distributions payable for each full distribution period will be computed by dividing the annual rate by four, unless otherwise specified in the applicable prospectus supplement.

     Subordination of Common Securities

     Payment of distributions on, and other amounts payable under, the capital securities and the common securities issued by a Morgan Stanley Capital Trust will be made proportionately based on the liquidation amount of the capital securities and the common securities. However, unless otherwise provided in the applicable prospectus supplement, if on any distribution date or other payment date, a default with respect to the junior subordinated debentures, which we refer to as a "debenture default," owned by the Morgan Stanley Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or other amounts payable under, the common securities will be made unless cash payment in full of all accumulated amounts then due and payable with respect to all of the Morgan Stanley Capital Trust's outstanding capital securities has been made or provided for, and all funds immediately available to the property trustee will first be applied to the cash payment in full of all distributions on, and all other amounts with respect to, capital securities then due and payable.

     In the case of any event of default under the applicable trust agreement occurring as a result of a debenture default, the holders of the applicable Morgan Stanley Capital Trust's common securities will have no right to act with respect to the event of default under the applicable trust agreement until the effects with respect to the capital securities of all events of default resulting from a debenture default have been cured, waived or otherwise eliminated. Until all of the events of default resulting from a debenture default have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of the holders of the common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

     Liquidation Distribution upon Dissolution

     The amount payable on capital securities in the event of any liquidation of a Morgan Stanley Capital Trust will be the stated liquidation amount per capital security or other amount as specified in the applicable prospectus supplement plus accumulated and unpaid distributions, which, if specified in the applicable prospectus supplement, may be in the form of a distribution of the junior subordinated debentures owned by the Morgan Stanley Capital Trust.

     The holders of all the outstanding common securities of a Morgan Stanley Capital Trust will have the right at any time to dissolve the Morgan Stanley Capital Trust and, after satisfaction of liabilities to creditors of the Morgan Stanley Capital Trust as provided by applicable law, cause the junior subordinated debentures owned by the Morgan Stanley Capital Trust to be distributed to the holders of the capital securities and common securities in liquidation of the Morgan Stanley Capital Trust as described in the applicable prospectus supplement. Other terms for the dissolution of a Morgan Stanley Capital Trust and the distribution or liquidation of its assets to holders of trust securities will be set forth in the applicable prospectus supplement.

     Capital Securities Events of Default; Notice

     Any one of the following events constitutes an event of default under a trust agreement, which we refer to as a "capital securities event of default," regardless of the reason for the capital securities event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:


     o the occurrence of a default with respect to the junior subordinated debentures in which the proceeds from the sale of the trust securities have been invested;


     o default by the applicable Morgan Stanley Capital Trust or the property trustee in the payment of any distribution on the capital securities when it becomes due and payable, and continuation of the default for a period of 30 days;

     o default by the applicable Morgan Stanley Capital Trust or the property trustee in the payment of any redemption price of any trust security issued pursuant to its trust agreement when it becomes due and payable;

     o default in the performance, or breach, in any material respect, of any covenant or warranty of the applicable property trustee and Delaware trustee (other than a covenant or warranty described above dealing with default in the payment of any distribution or redemption price) and continuation of such default or breach for a period of 60 days after written notice has been given, by registered or certified mail, to the applicable property trustee and Delaware trustee and us by the holders of at least 25% in aggregate liquidation amount of the capital securities outstanding, which notice must specify the default or breach, demand it be remedied and state that it is a "Notice of Default" under the applicable trust agreement; or

     o the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the event.

     Within ten business days after the occurrence of any capital securities event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable trust securities and the administrators, unless the capital securities event of default has been cured or waived. In addition, the property trustee will notify each holder of the capital securities of any notice of default received by it with respect to the junior subordinated debentures. We, as depositor, and the administrators are required to file annually with the property trustee a certificate as to whether or not the applicable Morgan Stanley Capital Trust is in compliance with all the conditions and covenants under its trust agreement.

     If a debenture default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures owned by a Morgan Stanley Capital Trust when due, the capital securities issued by that Morgan Stanley Capital Trust will have a preference over the common securities issued by the Morgan Stanley Capital Trust with respect to payments of any amounts in respect of the capital securities as described above under "--Subordination of Common Securities."

     Removal of Morgan Stanley Capital Trustees; Appointment of Successors

     The holders of at least a majority in aggregate liquidation amount of the outstanding capital securities may remove the property trustee or the Delaware trustee for cause or, if a debenture default has occurred and is continuing, with or without cause. If a property trustee or Delaware trustee is removed by the holders of the outstanding capital securities, the successor may be appointed by the holders of at least 25% in liquidation amount of the outstanding capital securities. If a property trustee or Delaware trustee resigns, the resigning property trustee or Delaware trustee will appoint its successor. If a resigning property trustee or Delaware trustee fails to appoint a successor, the holders of at least 25% in liquidation amount of the outstanding capital securities may appoint a successor. If a successor has not been appointed by the holders, any holder of capital securities or common securities or the property trustee or the Delaware trustee may petition a court of competent jurisdiction to appoint a successor. Any Delaware trustee must meet the applicable requirements of Delaware law. Any property trustee must be a national- or state-chartered bank and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of a property trustee or Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

     Merger or Consolidation of Morgan Stanley Capital Trustees

     Any entity into which a property trustee or Delaware trustee is merged or converted or with which it is consolidated, or any entity resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of that property trustee or Delaware trustee under each trust agreement, provided it is otherwise qualified and eligible.

     Mergers, Consolidations, Amalgamations or Replacements of the Morgan Stanley Capital Trusts

     A Morgan Stanley Capital Trust may not merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the applicable trust agreement. A Morgan Stanley Capital Trust may, at the request of the holders of its common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding capital securities, merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state of the United States, so long as

     o    the successor entity either:

               o expressly assumes all the obligations of the Morgan Stanley Capital Trust with respect to the capital securities of that Morgan Stanley Capital Trust, or

               o substitutes for the capital securities of that Morgan Stanley Capital Trust other securities having substantially the same terms as those capital securities so long as the successor securities have the same priority as the capital securities with respect to distributions and payments upon liquidation, redemption and otherwise;

     o the successor entity has a trustee possessing the same powers and duties as the property trustee appointed to hold the junior subordinated debentures;

     o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities of that Morgan Stanley Capital Trust (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

     o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

     o the successor entity has a purpose substantially identical to that of the Morgan Stanley Capital Trust;

     o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee and Delaware trustee have received an opinion from independent counsel experienced in these matters to the effect that:

               o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) of that Morgan Stanley Capital Trust in any material respect, and

               o following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Morgan Stanley Capital Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940; and

               o Morgan Stanley or any permitted transferee to whom Morgan Stanley has transferred the common securities owns, directly or indirectly, all of the common securities of the successor entity and guarantees the obligations of the successor entity with respect to the successor securities at least to the extent provided by the related guarantee with respect to the capital securities.

Notwithstanding the foregoing, a Morgan Stanley Capital Trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the capital securities of that Morgan Stanley Capital Trust, merge with or into, consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to merge with or into, consolidate or amalgamate with, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Morgan Stanley Capital Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

     Voting Rights; Amendment of Trust Agreements

     Except as provided below and under "--Removal of Morgan Stanley Capital Trustees; Appointment of Successors" and "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

     Each trust agreement may be amended from time to time by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee, without the consent of the holders of the capital securities, to:

     o cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, provided that the amendment will not adversely affect in any material respect the interests of any holder of trust securities; or

     o modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the Morgan Stanley Capital Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure that the Morgan Stanley Capital Trust will not be required to register as an "investment company" under the Investment Company Act of 1940.

     Any amendment of the trust agreement without the consent of the holders of the capital securities will become effective when notice of the amendment is given to the holders of trust securities.

     Each trust agreement may be amended by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee with:

     o the consent of holders representing at least a majority in aggregate liquidation amount of the outstanding capital securities; and

     o receipt by the Delaware trustee and the property trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Delaware trustee and the property trustee in accordance with the amendment will not cause the Morgan Stanley Capital Trust to be taxable as a corporation for United States federal income tax purposes or affect the Morgan Stanley Capital Trust's exemption from status as an "investment company" under the Investment Company Act of 1940;

except that, without the consent of each holder of trust securities affected, a trust agreement may not be amended to:

     o change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

     o restrict the right of a holder of trust securities to institute suit for the enforcement of payment of any distribution on the trust securities on or after such date.

     So long as any junior subordinated debentures are held by a Morgan Stanley Capital Trust, the property trustee will not:

     o direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures,

     o    waive any past default that may be waived under the indenture,

     o exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal amount of the junior subordinated debentures, or

     o consent to any amendment, modification or termination of the indenture or junior subordinated debentures, where the consent is required,

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities, except that, if a consent under the indenture would require the consent of each holder of the junior subordinated debentures affected, no consent will be given by the property trustee without the prior consent of each holder of the capital securities.

     In addition to obtaining the foregoing approvals of the holders of the capital securities, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in these matters to the effect that the Morgan Stanley Capital Trust will not be taxable as a corporation for United States federal income tax purposes on account of the action. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities issued by the Morgan Stanley Capital Trust except by subsequent vote of the holders of the capital securities.

     Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of capital securities in the manner set forth in each trust agreement.

     No vote or consent of the holders of capital securities will be required to redeem and cancel the capital securities in accordance with the applicable trust agreement.

     Any capital securities that are owned by us, the Delaware trustee, the property trustee, the administrators or any of our affiliates or affiliates of any Delaware trustee or property trustee, will, for purposes of a vote or consent under any of the circumstances described above, be treated as if they were not outstanding.

     Expenses and Taxes

     In the junior subordinated debentures owned by a Morgan Stanley Capital Trust, we, as borrower, will agree to pay all debts and other obligations (other than with respect to the capital securities issued by the Morgan Stanley Capital Trust) and all costs and expenses of the Morgan Stanley Capital Trust (including costs and expenses relating to the organization of the Morgan Stanley Capital Trust, the fees and expenses of the Delaware trustee and property trustee on behalf of the Morgan Stanley Capital Trust and the costs and expenses relating to the operation of the Morgan Stanley Capital Trust) and to pay any and all taxes and all costs and expenses with respect to those taxes (other than United States withholding taxes) to which the Morgan Stanley Capital Trust might become subject. The foregoing obligations under the junior subordinated debentures owned by a Morgan Stanley Capital Trust are for the benefit of, and shall be enforceable by, any person to whom any of those debts, obligations, costs, expenses and taxes payable by the Morgan Stanley Capital Trust are owed, whether or not that person has received notice of the debts, obligations, costs, expenses or taxes. Any such person may enforce these obligations directly against us, and we will irrevocably waive any right or remedy to require that person to take any action against a Morgan Stanley Capital Trust or any other person before proceeding against us. We will also agree in the junior subordinated debentures owned by a Morgan Stanley Capital Trust to execute additional agreements necessary or desirable to give full effect to the foregoing.

     Payment and Paying Agency

     The applicable prospectus supplement will specify the manner in which payments in respect of the capital securities will be made. The paying agent for capital securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor (which must be a bank or trust company) reasonably acceptable to the administrators to act as paying agent.

     Registrar and Transfer Agent

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

     Registration of transfers and exchanges of capital securities will be effected without charge by or on behalf of each Morgan Stanley Capital Trust, but the property trustee may require payment to cover any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Morgan Stanley Capital Trusts will not be required to register or cause to be registered the transfer of, or exchange or to cause to be exchanged, any capital securities that have been called for redemption.

     Information Concerning the Property Trustee

     The property trustee, other than during the occurrence and continuance of a capital securities event of default, undertakes to perform only those duties specifically set forth in each trust agreement or provided by the Trust Indenture Act and, after a capital securities event of default has occurred that has not been cured or waived, must exercise the rights and powers vested in it by the applicable trust agreement for the benefit of the holders of trust securities using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the rights or powers vested in it by the applicable trust agreement, other than those vested in it upon the occurrence of a capital securities event of default, at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

     For information concerning the relationships between The Bank of New York, which will initially be the property trustee, and us, see "Description of Junior Subordinated Debentures--Information Concerning the Indenture Trustee."

     Miscellaneous

     The administrators and the property trustee of each Morgan Stanley Capital Trust are authorized and directed to conduct the affairs of, and to operate, the applicable Morgan Stanley Capital Trust in such a way that the Morgan Stanley Capital Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the junior subordinated debentures owned by the Morgan Stanley Capital Trust will be treated as indebtedness of Morgan Stanley for United States federal income tax purposes. In this regard, the property trustee and the holders of common securities are authorized to take any action, not inconsistent with applicable law or the certificate of trust or the trust agreement of the applicable Morgan Stanley Capital Trust, that the property trustee and the holders of common securities determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the capital securities of the applicable Morgan Stanley Capital Trust.

     Holders of the trust securities have no preemptive or similar rights.

     The Morgan Stanley Capital Trusts may not borrow money, issue debt or mortgage or pledge any of their assets.

     Governing Law

     Each trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The junior subordinated debentures will constitute junior subordinated debt of Morgan Stanley and will be issued under a junior subordinated indenture, dated October 1, 2004, entered into between us and The Bank of New York, as indenture trustee. The indenture contains, and the junior subordinated debentures, when issued, will contain, additional important terms and provisions. The indenture and the form of the junior subordinated debentures are filed as exhibits to the registration statement that includes this prospectus. The following summaries of certain provisions of the indenture and the junior subordinated debentures do not purport to be complete and are subject to the detailed provisions of the indenture and junior subordinated debentures. Where appropriate, we use parentheses to refer you to the particular sections of the indenture. Any reference to particular sections or defined terms of the indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

     This summary of the indenture and the junior subordinated debentures relates to terms and conditions applicable to the junior subordinated debentures generally. The particular terms of any series of junior subordinated debentures will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

     General

     Each series of junior subordinated debentures issued under the indenture will rank equally with all other series of junior subordinated debentures issued under the indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the indenture to all senior indebtedness of Morgan Stanley. See "--Subordination." Most of our assets are owned by our subsidiaries. Therefore, our rights and the rights of our creditors, including holders of junior subordinated debentures, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we ourselves may be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances to us from certain subsidiaries are restricted by legal requirements, including (in the case of Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc.) net capital requirements under the Securities Exchange Act of 1934 and under rules of certain exchanges and other regulatory bodies, and (in the case of Discover Bank, a Delaware-chartered bank and our wholly-owned indirect subsidiary, and other bank subsidiaries) by banking regulations. Except as otherwise provided in the applicable prospectus supplement, the indenture does not limit the incurrence or issuance of other secured or unsecured debt of Morgan Stanley, including senior indebtedness, whether under the indenture, any other existing indenture or any other indenture that Morgan Stanley may enter into in the future, or otherwise afford holders of junior subordinated debentures protection in the event of a highly leveraged or similar transaction that may adversely affect the holders of the junior subordinated debentures. See "--Subordination" and the applicable prospectus supplement relating to any offering of capital securities or junior subordinated debentures.

     We may issue junior subordinated debentures from time to time in one or more series pursuant to a supplemental indenture or a resolution of our board of directors or a committee of our board of directors.

     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered junior subordinated debentures:

     o    the title of the junior subordinated debentures;

     o any limit upon the aggregate principal amount of the junior subordinated debentures;

     o the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof, including the right, if any, of Morgan Stanley to shorten or extend the stated maturity date in certain circumstances;

     o the rate or rates, if any, at which the junior subordinated debentures will bear interest, the dates on which that interest will be payable, the right, if any, of Morgan Stanley to defer or extend an interest payment date and the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

     o the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the indenture as described below under "--Registration and Transfer of Junior Subordinated Debentures," the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Morgan Stanley in respect of the junior subordinated debentures and the indenture may be made;

     o any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the option of Morgan Stanley or a holder of junior subordinated debentures;

     o the obligation, if any, of Morgan Stanley to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

     o the denominations in which any junior subordinated debentures will be issuable if other than denominations of $25 and any integral multiple of $25;

     o if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;



     o if other than the principal amount, the portion of the principal amount of junior subordinated debentures that will be payable upon declaration of acceleration of maturity;

     o any index or indices used to determine the amount of payments of principal of and premium, if any, and interest on the junior subordinated debentures and the manner in which those amounts will be determined;

     o whether the junior subordinated debentures will be issuable in registered form or bearer form or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the bearer securities;

     o any additions or changes to the indenture with respect to a series of junior subordinated debentures as will be necessary to permit or facilitate the issuance of that series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     o the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents;

     o whether the junior subordinated debentures will be convertible or exchangeable for other securities or property and, if so, the terms of any conversion or exchange and the terms of the other securities; and


     o any other terms of the junior subordinated debentures, including any additions, modifications or deletions in the events of default or defaults under the indenture or covenants of Morgan Stanley specified in the indenture with respect to the junior subordinated debentures, and any terms required by or advisable under applicable laws or regulations.


     Registration and Transfer of Junior Subordinated Debentures

     Holders may present junior subordinated debentures for exchange, and holders of registered junior subordinated debentures may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the junior subordinated debentures and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the indenture.

     Holders may transfer junior subordinated debentures in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

     Subordination


     Holders of the junior subordinated debentures should recognize that contractual provisions in the indenture may prohibit us from making payments on these securities. The junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our senior indebtedness. The indenture defines senior indebtedness as obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, including obligations with respect to securities issued under the senior indenture or the senior subordinated indentures of Morgan Stanley, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations. Additional obligations may be included in the definition of senior indebtedness pursuant to the supplemental indenture under which a series of junior subordinated debentures is issued or in the form of junior subordinated debenture for such series if we determine that inclusion of such obligations is necessary in order to ensure that the junior subordinated debentures receive the regulatory capital treatment desired by us. Nonrecourse obligations, the junior subordinated debentures and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the indenture. (Section 1.01)


     The indenture does not restrict our ability to issue senior indebtedness.

     The indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any junior subordinated debentures may be made in the event:

     o of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

     o that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

     o that the principal of and accrued interest on any junior subordinated debentures have been declared due and payable upon an event of default as defined under the indenture and that declaration has not been rescinded and annulled as provided under the indenture. (Section 13.01)


     We currently have outstanding four series of junior subordinated debentures, which were issued under a junior subordinated indenture, dated March 1, 1998, between us and The Bank of New York and purchased, respectively, by Morgan Stanley Capital Trust II, Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV and Morgan Stanley Capital Trust V, with terms and conditions substantially similar to those of the junior subordinated debentures described in this prospectus. At August 31, 2004, there was $2,897 million aggregate principal amount of such junior subordinated debentures outstanding. Those junior subordinated debentures contain certain acceleration provisions that could be triggered prior to the acceleration provisions of the junior subordinated debentures described in this prospectus. Accordingly, the outstanding amount of those four series of junior subordinated debentures could become due and payable prior to the junior subordinated debentures described in this prospectus.


     Merger, Consolidation, Sale, Lease or Conveyance

     The indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

     o    we will be the continuing corporation; or

     o the successor corporation or person that acquires all or substantially all of our assets:

               o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

               o will expressly assume all of our obligations under the indenture and the junior subordinated debentures issued under the indenture; and

     o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture applicable to us. (Section 9.01)

     There are no covenants or other provisions in the indenture that would afford holders of junior subordinated debentures additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Morgan Stanley or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular junior subordinated debentures, which we would describe in the applicable prospectus supplement.

     Events of Default and Defaults


     The indenture provides holders of junior subordinated debentures with remedies if we fail to perform specific obligations, such as making payments on the junior subordinated debentures, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default or a default and which actions do not. The indenture permits the issuance of junior subordinated debentures in one or more series, and, in many cases, whether an event of default or a default has occurred is determined on a series by series basis.

     Events of Default


     An event of default is defined under the indenture, with respect to any series of junior subordinated debentures issued under the indenture, as being:


     o failure to pay in full the interest accrued on any junior subordinated debentures of that series upon the conclusion of an extension of the interest payment period of 20 consecutive quarters and continuance of that failure for a period of 30 days;

     o    events of bankruptcy, insolvency or reorganization; or

     o any other event of default provided in a supplemental indenture under which the series of junior subordinated debentures is issued. (Section 5.01)

     Defaults

     A default is defined under the indenture, with respect to any series of junior subordinated debentures issued under the indenture, as being:

     o    an event of default with respect to such series;


     o default in payment of any principal of the junior subordinated debentures of that series, either at maturity or upon any redemption, by declaration or otherwise;

     o default for 30 days in payment of any interest on any junior subordinated debentures of that series, provided, however, that a valid extension of an interest payment period by Morgan Stanley in accordance with the terms of the junior subordinated debentures of any series will not constitute a default in the payment of interest for this purpose;

     o default for 60 days after written notice in the observance or performance of any other covenant or agreement in the junior subordinated debentures of that series or the indenture (other than a covenant or warranty with respect to the junior subordinated debentures of that series the breach or nonperformance of which is otherwise included in the definition of "event of default" or "default"); or


     o any other default provided in a supplemental indenture under which the series of junior subordinated debentures is issued. (Section 5.06)


     Acceleration of Junior Subordinated Debentures upon an Event of Default and Other Remedies

     The indenture provides that:


     o if an event of default due to the default in the payment of accrued interest on any series of junior subordinated debentures issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, by notice in writing to Morgan Stanley, may declare the principal of all junior subordinated debentures of each affected series and interest accrued thereon to be due and payable immediately; and

     o if an event of default due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding junior subordinated debentures issued under that indenture, voting as one class, by notice in writing to Morgan Stanley may declare the principal of all those junior subordinated debentures and interest accrued thereon to be due and payable immediately. (Section 5.01)

     There is no right of acceleration with respect to defaults, except for those defaults that are also events of default. If a default in the payment of principal of, or any interest on, any series of junior subordinated debentures issued under the indenture occurs and is continuing and we fail to pay the full amount then due and payable with respect to all junior subordinated debentures of the affected series immediately upon the demand of the indenture trustee, the indenture trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. (Section 5.02) If any default occurs and is continuing, the indenture trustee may pursue legal action to enforce the performance of any provision in the indenture to protect the rights of the indenture trustee and the holders of the junior subordinated debentures. (Section 5.04)


   Annulment of Acceleration and Waiver of Defaults


     In some circumstances, if any and all defaults under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding junior subordinated debentures affected, voting as one class, may waive past defaults of and annul past declarations of acceleration of the junior subordinated debentures. (Section 5.01)

     Prior to the acceleration of any junior subordinated debentures, the holders of a majority in aggregate principal amount of all series of outstanding junior subordinated debentures with respect to which a default has occurred and is continuing, voting as one class, may waive any past default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each junior subordinated debenture affected. (Section 5.10)


   Indemnification of Trustee for Actions Taken on Your Behalf

     The indenture contains a provision entitling the indenture trustee, subject to the duty of the indenture trustee during a default to act with the required standard of care, to be indemnified by the holders of junior subordinated debentures issued under that indenture before proceeding to exercise any right or power at the request of holders. (Section 6.02) Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding junior subordinated debentures of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the indenture trustee. (Section 5.09)

   Limitation on Actions by You as an Individual Holder

     The indenture provides that no individual holder of junior subordinated debentures may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     o the holder must have previously given written notice to the trustee of the continuing default;

     o the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the indenture trustee reasonable indemnity;

     o the indenture trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     o the holders of a majority in principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, must not have given directions to the indenture trustee inconsistent with those of the holders referred to above. (Sections
          5.06 and 5.09)

   Annual Certification

     The indenture contains a covenant that we will file annually with the indenture trustee a certificate of no default or a certificate specifying any default that exists. (Section 3.05)

     Discharge, Defeasance and Covenant Defeasance

     We have the ability to eliminate most or all of our obligations on any series of junior subordinated debentures prior to maturity if we comply with the following provisions. (Section 10.01)

   Discharge of Indenture

     If at any time we have:


     o paid or caused to be paid the principal of and interest on all of the outstanding junior subordinated debentures of the series in accordance with their terms;

     o delivered to the indenture trustee for cancellation all of the outstanding junior subordinated debentures of the series; or

     o irrevocably deposited with the indenture trustee cash or, in the case of a series of junior subordinated debentures payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of junior subordinated debentures issued under the indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those junior subordinated debentures;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under the indenture with respect to the series of junior subordinated debentures, then the indenture shall cease to be of further effect with respect to the junior subordinated debentures of such series, except as to certain rights with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights.


   Defeasance of a Series of Securities at Any Time

     We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of junior subordinated debentures at any time, which we refer to as "defeasance."


     We may be released with respect to any outstanding series of junior subordinated debentures from the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with that section without creating an event of default or a default. Discharge under these procedures is called "covenant defeasance."


     Defeasance or covenant defeasance may be effected only if, among other things:

     o we irrevocably deposit with the indenture trustee cash or, in the case of junior subordinated debentures payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding junior subordinated debentures of the series being defeased;

     o we deliver to the indenture trustee an opinion of counsel to the effect that:

               o the holders of the series of junior subordinated debentures being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

               o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of junior subordinated debentures being defeased;

          in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law;

     o no event or condition will exist that, under the provisions described under "--Subordination" above, would prevent us from making payments of principal or interest on the junior subordinated debentures at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

     o we deliver to the indenture trustee an opinion of counsel to the effect that:

               o the trust funds will not be subject to any rights of holders of senior indebtedness; and

               o after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the indenture trustee and the holders of the junior subordinated debentures would be entitled to some enumerated rights as secured creditors in the trust funds. (Section 10.01)

     Modification of Indenture

   Modification Without Consent of Holders

     We and the indenture trustee may enter into supplemental indentures without the consent of the holders of junior subordinated debentures to:

               o    secure any junior subordinated debentures;

               o evidence the assumption of our obligations by a successor corporation;

               o add covenants for the protection of the holders of junior subordinated debentures;

               o cure any ambiguity or correct any inconsistency in the indenture;

               o establish the forms or terms of junior subordinated debentures of any series; and

               o evidence the acceptance of appointment by a successor indenture trustee. (Section 8.01)

   Modification with Consent of Holders

     We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding junior subordinated debentures, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those junior subordinated debentures. However, except as specified in the applicable prospectus supplement, we and the trustee may not make any of the following changes to any outstanding junior subordinated debenture without the consent of each holder that would be affected by such change:

               o    extend the final maturity of the principal;

               o    reduce the principal amount;

               o    reduce the rate or extend the time of payment of interest;

               o    reduce any amount payable on redemption;

               o change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

               o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

               o alter certain provisions of the indenture relating to the junior subordinated debentures not denominated in U.S. dollars;

               o impair the right of any holder to institute suit for the enforcement of any payment on any junior subordinated debenture when due; or

               o reduce the percentage of junior subordinated debentures the consent of whose holders is required for modification of the indenture.

     If the junior subordinated debentures are owned by a Morgan Stanley Capital Trust, none of the modifications described above may be made without the prior written consent of all the holders of capital securities of the Morgan Stanley Capital Trust. (Section 8.02)

   Modification of Subordination Provisions

     We may not amend the indenture to alter the subordination of any outstanding junior subordinated debentures without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding. (Section 8.06)

     Information Concerning the Indenture Trustee

     We and our subsidiaries maintain credit facilities and other ordinary banking relationships with The Bank of New York.

     Governing Law

     The junior subordinated debentures and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

                        DESCRIPTION OF GLOBAL SECURITIES

     We may issue the registered junior subordinated debentures and capital securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a registered global security will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and premium, if any, and interest on, junior subordinated debentures, and any payments to holders with respect to capital securities, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Morgan Stanley, the indenture trustee, the Delaware trustee, the property trustee or any other agent of Morgan Stanley, agent of the applicable Morgan Stanley Capital Trust or agent of any of the aforementioned trustees, as the case may be, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We and the Morgan Stanley Capital Trusts expect that the depositary for any securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution with respect to underlying securities to holders in respect of the registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We and the Morgan Stanley Capital Trusts also expect that payments by participants to owners of beneficial interests in the registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for any securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us or the applicable Morgan Stanley Capital Trust, as the case may be, within 90 days, we or the applicable Morgan Stanley Capital Trust, as the case may be, will issue the securities in definitive form in exchange for the registered global security. In addition, we or the applicable Morgan Stanley Capital Trust, as the case may be, may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more registered global securities. We understand, however, that, under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names as the depositary instructs the relevant trustee or other relevant agent of Morgan Stanley, the applicable Morgan Stanley Capital Trust or that trustee. It is expected that those instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

     The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

                            DESCRIPTION OF GUARANTEES

     Morgan Stanley will execute and deliver a guarantee concurrently with the issuance by each Morgan Stanley Capital Trust of its capital securities for the benefit of the holders from time to time of those capital securities. The guarantee trustee will hold the guarantee for the benefit of the holders of the related Morgan Stanley Capital Trust's capital securities. Morgan Stanley will qualify each of the guarantees as an indenture under the Trust Indenture Act. The guarantees will be subject to, and governed by, the Trust Indenture Act. This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each guarantee, including the definitions of terms, and those provisions made part of each guarantee by the Trust Indenture Act. A form of guarantee is filed as an exhibit to the registration statement that includes this prospectus. A copy of the form of the guarantee is available upon request from the guarantee trustee. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

     General

     Morgan Stanley will irrevocably and unconditionally agree to pay in full, to the extent set forth in the guarantee, the guarantee payments to the holders of the capital securities covered by the guarantee, as and when due, regardless of any defense, right of set-off or counterclaim that the Morgan Stanley Capital Trust that issued the capital securities may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to capital securities that, to the extent not paid by or on behalf of the Morgan Stanley Capital Trust, will be subject to the applicable guarantee:

     o any accumulated and unpaid distributions required to be paid on the applicable capital securities, to the extent that the applicable Morgan Stanley Capital Trust has funds on hand available for that purpose at that time;

     o the applicable redemption price with respect to any capital securities called for redemption, which will include all accumulated and unpaid distributions to but excluding the date of redemption, to the extent that the applicable Morgan Stanley Capital Trust has funds on hand available for that purpose at that time; and

     o upon a voluntary or involuntary dissolution, winding-up or liquidation of the applicable Morgan Stanley Capital Trust (unless the junior subordinated debentures owned by the

          Morgan Stanley Capital Trust are distributed to holders of the capital securities in accordance with the terms of the applicable trust agreement), the lesser of:

               o the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, and

               o the amount of assets of the applicable Morgan Stanley Capital Trust remaining available for distribution to holders of capital securities on liquidation of the Morgan Stanley Capital Trust.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing the applicable Morgan Stanley Capital Trust to pay those amounts to the holders.

     Each guarantee will be an irrevocable guarantee of the related Morgan Stanley Capital Trust's payment obligations described above under the capital securities covered by the guarantee, but will apply only to the extent that the Morgan Stanley Capital Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If we do not make payments on the junior subordinated debentures owned by a Morgan Stanley Capital Trust, the Morgan Stanley Capital Trust will not be able to pay any amounts payable in respect of its capital securities and will not have funds legally available for that purpose. In that event, holders of the capital securities would not be able to rely upon the guarantee for payment of those amounts. Each guarantee will have the same ranking as the junior subordinated debentures owned by the Morgan Stanley Capital Trust that issues the capital securities covered by the guarantee. See "--Status of the Guarantees." No guarantee will limit the incurrence or issuance of other secured or unsecured debt of Morgan Stanley.

     Status of the Guarantees

     Each guarantee will constitute an unsecured obligation of Morgan Stanley and will rank equal to the junior subordinated debentures owned by the Morgan Stanley Capital Trust that issues the capital securities covered by the guarantee.

     Each guarantee will constitute a guarantee of payment and not of collection. Any holder of capital securities covered by the guarantee may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held by the guarantee trustee for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by or on behalf of the Morgan Stanley Capital Trust or, if applicable, distribution to the holders of the capital securities of the junior subordinated debentures owned by the Morgan Stanley Capital Trust.

     Amendments and Assignment

     Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities issued by the Morgan Stanley Capital Trust, in which case no approval will be required, the guarantee that covers the capital securities may not be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities covered by the guarantee. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of Trust Agreements" and in the applicable prospectus supplement. All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of Morgan Stanley and will inure to the benefit of the holders of the then outstanding capital securities covered by the guarantee.

     Events of Default

     An event of default under a guarantee will occur upon the failure of Morgan Stanley to perform any of its payment obligations under that guarantee, or to perform any non-payment obligation if the non-payment default remains unremedied for 30 days. If an event of default under a guarantee occurred and is continuing, the guarantee trustee will enforce the guarantee for the benefit of the holders of capital securities covered by the guarantee. The holders of a majority in aggregate liquidation amount of the outstanding capital securities covered by the guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any right or power conferred upon the guarantee trustee under the guarantee.

     Any holder of capital securities covered by the guarantee may institute a legal proceeding directly against Morgan Stanley to enforce its rights under the guarantee without first instituting a legal proceeding against the applicable Morgan Stanley Capital Trust, the guarantee trustee or any other person or entity.

     We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the guarantee.

     Information Concerning the Guarantee Trustee

     The guarantee trustee, other than during the occurrence and continuance of an event of default under the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee and, after the occurrence of an event of default with respect to the guarantee that has not been cured or waived, must exercise the rights and powers vested in it by the guarantee using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the guarantee at the request of any holder of the capital securities covered by the guarantee unless it is offered reasonable indemnity, including reasonable advances requested by it, against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

     For information concerning the relationship between The Bank of New York, which will initially be the guarantee trustee, and Morgan Stanley, see "Description of Junior Subordinated Debentures--Information Concerning the Indenture Trustee."

     Termination of the Guarantee

     Each guarantee will terminate upon full payment of the redemption price of all of the capital securities covered by the guarantee, upon full payment of the amounts payable with respect to the capital securities upon liquidation of the related Morgan Stanley Capital Trust or upon distribution of the junior subordinated debentures owned by the Morgan Stanley Capital Trust to the holders of all the capital securities covered by the guarantee. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities covered by the guarantee must repay any sums with respect to the capital securities or the guarantee.

     Governing Law

     Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     We may sell junior subordinated debentures and a Morgan Stanley Capital Trust may sell capital securities in three ways: (1) through agents, (2) through underwriters and (3) through dealers. The agents, underwriters or dealers in the United States will include Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., and/or Morgan Stanley DW Inc., which we refer to as MSDWI, or other affiliates of ours, and the agents, underwriters or dealers outside the United States will include Morgan Stanley & Co. International Limited, which we refer to as MSIL, or other affiliates of ours.

     We and/or the applicable Morgan Stanley Capital Trust may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If any underwriters are utilized in the sale of these securities, we and/or the applicable Morgan Stanley Capital Trust, as the case may be, will enter into an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

     If a dealer is utilized in the sale of these securities, we and/or the applicable Morgan Stanley Capital Trust, as the case may be, will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale.

     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

     If so indicated in the applicable prospectus supplement, one or more firms, including MS & Co., MSDWI and MSIL, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us and/or a Morgan Stanley Capital Trust, as the case may be, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and/or a Morgan Stanley Capital Trust, as the case may be, and its compensation in the applicable prospectus supplement.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us and/or a Morgan Stanley Capital Trust to indemnification by us and/or a Morgan Stanley Capital Trust, against some civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with, or perform services for, us and/or a Morgan Stanley Capital Trust in the ordinary course of business.

     If so indicated in the applicable prospectus supplement, we and/or a Morgan Stanley Capital Trust will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase these securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the applicable prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     MS & Co., MSDWI and MSIL are wholly-owned subsidiaries of Morgan Stanley. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any of these securities, MS & Co., MSDWI, MSIL and other affiliates of Morgan Stanley may offer and sell these securities in the course of their business as broker-dealers, subject to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of the offers and sales. MS & Co., MSDWI, MSIL and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. MS & Co., MSDWI, MSIL and other affiliates may use this prospectus in connection with these transactions. None of MS & Co., MSDWI, MSIL or any other affiliate is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

     In the event that MS & Co., MSDWI or any other NASD member participates in a public offering of these securities: (a) post-effective amendments or prospectus supplements disclosing the actual price and selling terms will be submitted to the NASD's Corporate Financing Department (the "Department") at the same time they are filed with the SEC; (b) the Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of ours is or becomes an affiliate or associated person of an NASD member participating in the distribution; and (c) all NASD members participating in the offering will confirm their understanding of the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

                                  LEGAL MATTERS

     The validity of the capital securities will be passed upon for the Morgan Stanley Capital Trusts by Richards, Layton & Finger, P.A., or other counsel who is satisfactory to MS & Co. and/or MSDWI, as the case may be, and who may be an officer of Morgan Stanley. The validity of the junior subordinated debentures and the guarantees will be passed upon for Morgan Stanley by Sidley Austin Brown & Wood LLP, or other counsel who is satisfactory to MS & Co. and/or MSDWI, as the case may be, and who may be an officer of Morgan Stanley. Certain legal matters relating to the securities will be passed upon for the underwriters by Davis Polk & Wardwell. Davis Polk & Wardwell has in the past represented Morgan Stanley and continues to represent Morgan Stanley and its affiliates on a regular basis and in a variety of matters, including in connection with its private equity and leveraged capital activities.

                                     Experts


     The consolidated financial statements and financial statement schedules of Morgan Stanley and its subsidiaries, at November 30, 2003 and 2002 and for each of the three fiscal years in the period ended November 30, 2003, included in
Exhibit 99.1 to Morgan Stanley's Current Report on Form 8-K dated October 28, 2004 and Schedule I of Morgan Stanley's Annual Report on Form 10-K/A for the fiscal year ended November 30, 2003, filed on October 15, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports each express an unqualified opinion and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148 "Accounting for Stock-Based Compensation?Transition and Disclosure, an amendment of FASB Statement No. 123," in 2003), and have been so included in reliance upon the respective reports of such firm given upon their authority as experts in accounting and auditing.



     With respect to unaudited interim financial information for the periods included in any Quarterly Report on Form 10-Q (including any Form 10-Q/A) that may be incorporated herein by reference and the unaudited interim financial information included in the Current Report on Form 8-K dated October 28, 2004 and incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and their reports included in Exhibits
99.2 and 99.3 to the Current Report on Form 8-K dated October 28, 2004 and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following are the expenses of the issuance and distribution of the securities being registered, all of which will be paid by the Registrants. Other than the registration fee and the NASD filing fee, all of these expenses are estimated.


Registration fee...........................................        $  3,167,500
NASD filing fee............................................              30,500
Rating agency fees.........................................             625,000
Printing and engraving expenses............................           1,100,000
Legal fees and expenses....................................           1,500,000
Accounting fees and expenses...............................             187,500
Unit Agents', Warrant Agents',
  Trustees' and Preferred Stock
  Depositary's fees and expenses
  (including counsel fees).................................             500,000
Listing....................................................             250,000
                                                                   ------------
        Total..............................................        $  7,360,500

Item 15. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article VIII of the Amended and Restated Certificate of Incorporation of Morgan Stanley ("Certificate of Incorporation") and Section 6.07 of the Amended and Restated Bylaws of Morgan Stanley ("Bylaws"), each as amended to date, provide for the indemnification of Morgan Stanley's directors and officers. The Certificate of Incorporation provides that any person who is a director or officer of Morgan Stanley shall be indemnified by Morgan Stanley to the fullest extent permitted from time to time by applicable law. In addition, the Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of Morgan
Stanley or a director or elected officer of a corporation a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by Morgan Stanley (a "Subsidiary") shall be indemnified and held harmless by Morgan Stanley to the fullest extent permitted by applicable law. The right to indemnification under the Bylaws includes the right to be paid the expenses incurred in defending a proceeding in advance of its final disposition upon receipt (unless Morgan Stanley upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Morgan Stanley.

     Morgan Stanley's Bylaws also provide that Morgan Stanley may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification, and rights to be paid by Morgan Stanley the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of Morgan Stanley or a Subsidiary and to any person who is or was serving at the request of Morgan Stanley or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Morgan Stanley or a Subsidiary, to the fullest extent as the Bylaws provide with respect to indemnification of, and advancement of expenses for, directors and officers of Morgan Stanley.

     Under the By-laws, Morgan Stanley has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of Morgan Stanley or a Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not Morgan Stanley would have the power to indemnify that person against that expense, liability or loss under the provisions of applicable law.

     Morgan Stanley has in effect insurance policies in the amount of $215 million for general officers' and directors' liability insurance.

     The forms of Underwriting Agreements and Distribution Agreements filed as Exhibits 1-a, 1-b, 1-c, 1-d, 1-e and 1-f hereto, and incorporated herein by reference, contain some provisions relating to the indemnification of Morgan Stanley's directors, officers and controlling persons.

Item 16. Exhibits

     Morgan Stanley's Exchange Act file number is 1-11758.

Exhibit
Number                              Description
------                              -----------

1-a Form of Underwriting Agreement for Debt Securities, Warrants, Purchase Contracts and Units (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-106789, and incorporated herein by reference).

1-b Form of Underwriting Agreement for Preferred Stock, Depositary Shares and Common Stock (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-106789, and incorporated herein by reference).

1-c Form of Underwriting Agreement for Capital Securities (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-106789, and incorporated herein by reference).

1-d*   Form of U.S. Distribution Agreement.

1-e*   Form of Euro Distribution Agreement.

1-f*   Form of DirectSecurities Distribution Agreement.

4-a Amended and Restated Certificate of Incorporation of Morgan Stanley (previously filed as an exhibit to Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended May 31, 2002 and incorporated herein by reference).

4-b Amended and Restated By-Laws of Morgan Stanley (previously filed as an exhibit to Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended February 29, 2004 and incorporated herein by reference).

4-c Form of Certificate of Designation of Offered Preferred Stock (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-27919, and incorporated herein by reference).

Exhibit
Number                              Description
------                              -----------

4-d    Form of Certificate of Offered  Preferred Stock  (previously  filed as an
       exhibit  to  Morgan  Stanley's   Registration   Statement  on  Form  S-3,
       Registration No. 333-27919, and incorporated herein by reference).

4-e Form of Deposit Agreement (including Form of Depositary Receipt) (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-27919, and incorporated herein by reference).

4-f* Senior Indenture dated as of November 1, 2004 between Morgan Stanley and JPMorgan Chase Bank, Trustee.

4-g* Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and J.P. Morgan Trust Company, National Association, Trustee.

4-h Rights Agreement dated as of April 25, 1995 between Morgan Stanley (successor to Dean Witter, Discover & Co.) and JPMorgan Chase Bank (successor to Chemical Bank), as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form 8-A dated April 25, 1995, and incorporated herein by reference).

4-i Amendment dated as of February 4, 1997 to the Rights Agreement between Morgan Stanley (successor to Dean Witter, Discover & Co.) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as rights agent (previously filed as an exhibit to Morgan Stanley's Current Report on Form 8-K dated February 4, 1997, and incorporated herein by reference).

4-j Second Amendment dated as of June 15, 1999 to the Rights Agreement between Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.) and JPMorgan Chase Bank (formerly known as The Chase Manhattan
       Bank),  as  rights  agent  (previously  filed  as an  exhibit  to  Morgan
       Stanley's Current Report on Form 8-K dated June 15, 1999, and incorporated herein by reference).

4-k*   Form of Floating Rate Senior Note.

4-l*   Form of Fixed Rate Senior Note.

4-m*   Form of Senior Variable Rate Renewable Note.

4-n*   Form of Floating Rate Subordinated Note.

4-o*   Form of Fixed Rate Subordinated Note.

4-p*   Form of Subordinated Variable Rate Renewable Note.

4-q*   Form of Fixed Rate Amortizing Senior Note.

4-r*   Form of Floating/Fixed Rate Senior Note.

4-s*   Form of Temporary Global Floating Rate Senior Bearer Note.

4-t*   Form of Permanent Global Floating Rate Senior Bearer Note.

4-u*   Form of Definitive Floating Rate Senior Bearer Note.

4-v*   Form of Temporary Global Fixed Rate Senior Bearer Note.

4-w*   Form of Permanent Global Fixed Rate Senior Bearer Note.

Exhibit
Number                              Description
------                              -----------

4-x*   Form of Definitive Fixed Rate Senior Bearer Note.

4-y*   Form of Euro Fixed Rate Senior Registered Note.


4-z*   Form of Euro Fixed Rate Subordinated Registered Note.

4-aa*  Form of Euro Senior Registered Floating Rate Renewable Note.

4-bb*  Form of DirectSecurities Fixed Rate Note.

4-cc*  Form of Warrant Agreement.

4-dd*  Form of Unit Agreement.

4-ee*  Form of Put Warrant (included in Exhibit 4-cc).

4-ff*  Form of Call Warrant (included in Exhibit 4-cc).

4-gg*  Form of Purchase Contract (Issuer Sale) (included in Exhibit 4-dd).

4-hh*  Form of Purchase Contract (Issuer Purchase) (included in Exhibit 4-dd).

4-ii*  Form of Unit Certificate (included in Exhibit 4-dd).

4-jj*  Form of Cash-Settled Pre-Paid Purchase Contract.

4-kk Form of Unit Agreement Without Holders' Obligations. (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

4-ll Certificate of Trust of Morgan Stanley Capital Trust VI (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

4-mm Certificate of Trust of Morgan Stanley Capital Trust VII (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

4-nn** Certificate of Trust of Morgan Stanley Capital Trust VIII.

4-oo** Certificate of Trust of Morgan Stanley Capital Trust IX.

4-pp** Certificate of Trust of Morgan Stanley Capital Trust X.

4-qq Trust Agreement of Morgan Stanley Capital Trust VI (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

4-rr Trust Agreement of Morgan Stanley Capital Trust VII (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

4-ss** Trust Agreement of Morgan Stanley Capital Trust VIII.

4-tt** Trust Agreement of Morgan Stanley Capital Trust IX.

Exhibit
Number                              Description
------                              -----------

4-uu** Trust Agreement of Morgan Stanley Capital Trust X.

4-vv* Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Capital Securities.

4-ww* Junior Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and The Bank of New York, Trustee, to be used in connection with the issuance of the Junior Subordinated Debentures and the Capital Securities.

4-xx*  Form of Capital Security (included in Exhibit 4-vv).


4-yy*  Form of Junior Subordinated Deferrable Interest Debenture.

4-zz*  Form of Capital Securities Guarantee.

4-aaa Form of Certificate representing Morgan Stanley Common Stock (previously filed as an exhibit to Morgan Stanley's Registrations Statement on Form S-3, Registration No. 333-106789, and incorporated herein by reference).

4-bbb* Form of Physically-Settled Pre-Paid Purchase Contract.

5-a*   Opinion of Sidley Austin Brown & Wood LLP.

5-b* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VI.

5-c* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VII.

5-d* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VIII.

5-e* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust IX.

5-f* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust X.

12-a Computation of Consolidated Ratio of Earnings to Fixed Charges (previously filed as an exhibit to Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended August 31, 2004, and incorporated herein by reference).

12-b Computation of Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (previously filed as an exhibit to Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended August 31, 2004, and incorporated herein by reference).

15*    Letter of Awareness from Deloitte & Touche LLP.

23-a*  Consent of Deloitte & Touche LLP.

23-b*  Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5-a).

23-c* Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-b through 5-f).

23-d** Consent of BK Associates, Inc.

Exhibit
Number                              Description
------                              -----------

23-e** Consent of Morten Beyer & Agnew, Inc.

23-f** Consent of Airclaims Limited.

24-a** Powers of Attorney for Morgan Stanley

24-b** Powers  of  Attorney  for  Morgan  Stanley,   as  sponsor,  to  sign  the
       Registration Statement on behalf of Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII, Morgan Stanley Capital Trust VIII,
       Morgan Stanley Capital Trust IX and Morgan Stanley Capital Trust X (included in Exhibits 4-tt through 4-xx).

25-a** Statement of Eligibility of JPMorgan Chase Bank, Trustee under the Senior
       Indenture.

25-b** Statement  of  Eligibility  of  J.P.   Morgan  Trust  Company,   National
       Association, Trustee under the Subordinated Indenture.

25-c** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Junior Subordinated Indenture.

25-d** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VI.

25-e** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VII.

25-f** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Amended and Restated  Trust  Agreement of Morgan  Stanley  Capital  Trust
       VIII.

25-g** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Amended and Restated Trust Agreement of Morgan Stanley Capital Trust IX.


25-h** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Amended and Restated Trust Agreement of Morgan Stanley Capital Trust X.

25-i** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VI.

25-j** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VII.

25-k** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VIII.

25-l** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust IX.

25-m** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust X.

----------
*    Filed herewith

**   Previously filed

Item 17. Undertakings

     (1) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Morgan Stanley's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (3) The undersigned Registrants hereby undertake:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus  required by Section 10(a)(3)
              of the Securities Act of 1933;

                     (ii) To  reflect  in the  prospectus  any  facts or  events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (3)(a)(i) and (3)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The   undersigned   Registrants  (other  than  Morgan  Stanley)  hereby
undertake to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) The undersigned Registrants hereby undertake that:

              (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the forms of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

              (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Morgan Stanley certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, as of this 9th day of November, 2004.

                                            MORGAN STANLEY
                                            (Registrant)


                                            By:        /s/ Martin M. Cohen
                                               ---------------------------------
                                               Name:   Martin M. Cohen
                                               Title:  Assistant Secretary


     Pursuant to the requirement of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of Morgan Stanley and in the capacities indicated as of this 9th day of November, 2004.

                        Signature                                                   Title
                        ---------                                                   -----
                            *
-----------------------------------------------------------     Chairman of the Board and Chief Executive Officer
                    Philip J. Purcell

                            *                                 Executive Vice President and Chief Financial Officer
-----------------------------------------------------------            (Principal Financial Officer)
                     David H. Sidwell

                            *
-----------------------------------------------------------                       Controller
                    Alexander C. Frank

                            *
-----------------------------------------------------------                Principal Accounting Officer
                      David S. Moser



                            *
-----------------------------------------------------------                        Director
                   Sir Howard J. Davies

                            *
-----------------------------------------------------------                         Director
                      John E. Jacob

                            *
-----------------------------------------------------------                         Director
                     C. Robert Kidder

                            *
-----------------------------------------------------------                         Director
                    Charles F. Knight

                            *
-----------------------------------------------------------                         Director
                     John W. Madigan

                            *
-----------------------------------------------------------                         Director
                      Miles L. Marsh

                            *
-----------------------------------------------------------                         Director
                     Michael A. Miles

                            *
-----------------------------------------------------------                         Director
                   Laura D'Andrea Tyson

                            *
-----------------------------------------------------------                         Director
                     Klaus Zumwinkel




*      By:        /s/ Martin M. Cohen
           -------------------------------------------
           Name:  Martin M. Cohen
           Title: Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII, Morgan Stanley Capital Trust VIII, Morgan Stanley Capital Trust IX and Morgan Stanley Capital Trust X each certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, as of this 9th day of November, 2004.



                                            MORGAN STANLEY CAPITAL TRUST VI


                                            By: Morgan Stanley

                                            By:      /s/ Alexander C. Frank
                                               ---------------------------------
                                               Name:   Alexander C. Frank
                                               Title:  Controller


                                            MORGAN STANLEY CAPITAL TRUST VII


                                            By: Morgan Stanley

                                            By:      /s/ Alexander C. Frank
                                               ---------------------------------
                                               Name:   Alexander C. Frank
                                               Title:  Controller


                                            MORGAN STANLEY CAPITAL TRUST VIII


                                            By: Morgan Stanley

                                            By:      /s/ Alexander C. Frank
                                               ---------------------------------
                                               Name:   Alexander C. Frank
                                               Title:  Controller


                                            MORGAN STANLEY CAPITAL TRUST IX


                                            By: Morgan Stanley

                                            By:      /s/ Alexander C. Frank
                                               ---------------------------------
                                               Name:   Alexander C. Frank
                                               Title:  Controller

                                            MORGAN STANLEY CAPITAL TRUST X


                                            By: Morgan Stanley

                                            By:      /s/ Alexander C. Frank
                                               ---------------------------------
                                               Name:   Alexander C. Frank
                                               Title:  Controller

                                  EXHIBIT INDEX

Exhibit
Number                                                        Description
------                                                        -----------
1-d*   Form of U.S. Distribution Agreement.

1-e*   Form of Euro Distribution Agreement.

1-f*   Form of DirectSecurities Distribution Agreement.

4-f* Senior Indenture dated as of November 1, 2004 between Morgan Stanley and JPMorgan Chase Bank, Trustee.

4-g* Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and J.P. Morgan Trust Company, National Association, Trustee.

4-k*   Form of Floating Rate Senior Note.

4-l*   Form of Fixed Rate Senior Note.

4-m*   Form of Senior Variable Rate Renewable Note.

4-n*   Form of Floating Rate Subordinated Note.

4-o*   Form of Fixed Rate Subordinated Note.

4-p*   Form of Subordinated Variable Rate Renewable Note.

4-q*   Form of Fixed Rate Amortizing Senior Note.

4-r*   Form of Floating/Fixed Rate Senior Note.

4-s*   Form of Temporary Global Floating Rate Senior Bearer Note.

4-t*   Form of Permanent Global Floating Rate Senior Bearer Note.

4-u*   Form of Definitive Floating Rate Senior Bearer Note.

4-v*   Form of Temporary Global Fixed Rate Senior Bearer Note.

4-w*   Form of Permanent Global Fixed Rate Senior Bearer Note.

4-x*   Form of Definitive Fixed Rate Senior Bearer Note.

4-y*   Form of Euro Fixed Rate Senior Registered Note.

4-z*   Form of Euro Fixed Rate Subordinated Registered Note.

4-aa*  Form of Euro Senior Registered Floating Rate Renewable Note.

4-bb*  Form of DirectSecurities Fixed Rate Note.

4-cc*  Form of Warrant Agreement.

Exhibit
Number                                                        Description
------                                                        -----------
4-dd*  Form of Unit Agreement.

4-ee*  Form of Put Warrant. (included in Exhibit 4-cc).

4-ff*  Form of Call Warrant. (included in Exhibit 4-cc).

4-gg*  Form of Purchase Contract (Issuer Sale) (included in Exhibit 4-dd).

4-hh*  Form of Purchase Contract (Issuer Purchase) (included in Exhibit 4-dd).

4-ii*  Form of Unit Certificate. (included in Exhibit 4-dd).

4-jj*  Form of Cash-Settled Pre-Paid Purchase Contract.

4-nn** Certificate of Trust of Morgan Stanley Capital Trust VIII.

4-oo** Certificate of Trust of Morgan Stanley Capital Trust IX.

4-pp** Certificate of Trust of Morgan Stanley Capital Trust X.

4-ss** Trust Agreement of Morgan Stanley Capital Trust VIII.

4-tt** Trust Agreement of Morgan Stanley Capital Trust IX.

4-uu** Trust Agreement of Morgan Stanley Capital Trust X.

4-vv* Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Capital Securities.

4-ww* Junior Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and The Bank of New York, Trustee, to be used in connection with the issuance of the Junior Subordinated Debentures and the Capital Securities.

4-xx*  Form of Capital Security (included in Exhibit 4-vv).

4-yy*  Form of Junior Subordinated Deferrable Interest Debenture.

4-zz*  Form of Capital Securities Guarantee.

4-bbb* Form of Physically-Settled Pre-Paid Purchase Contract.

5-a*   Opinion of Sidley Austin Brown & Wood LLP.

5-b* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VI.

5-c* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VII.

5-d* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VIII.

5-e* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust IX.

Exhibit
Number                                                        Description
------                                                        -----------
5-f* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust X.

15*    Letter of Awareness from Deloitte & Touche LLP.

23-a*  Consent of Deloitte & Touche LLP.

23-b*  Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5-a).

23-c* Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-b through 5-f).

23-d** Consent of BK Associates, Inc.

23-e** Consent of Morten Beyer & Agnew, Inc.

23-f** Consent of Airclaims Limited.

24-a** Powers of Attorney for Morgan Stanley

24-b** Powers  of  Attorney  for  Morgan  Stanley,   as  sponsor,  to  sign  the
       Registration Statement on behalf of Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII, Morgan Stanley Capital Trust VIII,
       Morgan Stanley Capital Trust IX and Morgan Stanley Capital Trust X (included in Exhibits 4-qq through 4-uu).

25-a** Statement of Eligibility of JPMorgan Chase Bank, Trustee under the Senior
       Indenture.

25-b** Statement  of  Eligibility  of  J.P.   Morgan  Trust  Company,   National
       Association, Trustee under the Subordinated Indenture.

25-c** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Junior Subordinated Indenture.

25-d** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VI.

25-e** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VII.

25-f** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Amended and Restated  Trust  Agreement of Morgan  Stanley  Capital  Trust
       VIII.

25-g** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Amended and Restated Trust Agreement of Morgan Stanley Capital Trust IX.

25-h** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Amended and Restated Trust Agreement of Morgan Stanley Capital Trust X.

25-i** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VI.

25-j** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VII.

Exhibit
Number                                                        Description
------                                                        -----------
25-k** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VIII.

25-l** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust IX.

25-m** Statement  of  Eligibility  of The Bank of New  York,  Trustee  under the
       Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust X.

----------
*    Filed herewith

**   Previously filed